Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF GEORGIA

ATLANTA DIVISION

In re:	)	Chapter 11
)
CAGLE’S, INC.,	)	Case No. 11-80202-JB
CAGLE’S FARMS, INC.,	)
)
Debtors.	)	Jointly Administered
)
)

DEBTORS’ MOTION FOR ENTRY OF ORDERS PURSUANT TO 11 U.S.C. §§ 105, 363, AND 365 (A) AUTHORIZING AND SCHEDULING AN AUCTION AT WHICH THE DEBTORS WILL SOLICIT THE HIGHEST OR BEST BID FOR THE SALE OF SUBSTANTIALLY ALL OF THEIR ASSETS; (B) APPROVING BIDDING PROCEDURES RELATED TO CONDUCT OF AUCTION; (C) APPROVING BREAKUP FEE; (D) APPROVING THE FORM AND MANNER OF NOTICES OF (I) PROPOSED SALE OF THE DEBTORS’ ASSETS, THE AUCTION AND THE APPROVAL HEARING, AND (II) PROPOSED ASSUMPTION AND ASSIGNMENT OF EXECUTORY CONTRACTS AND LEASES; (E) APPROVING THE SALE OF THE ASSETS TO THE PARTY SUBMITTING THE HIGHEST OR BEST BID;

AND (E) GRANTING RELATED RELIEF

Cagle’s, Inc. and Cagle’s Farms, Inc. (collectively, the “Debtors”) file this motion (the “Motion”), pursuant to sections 105(a), 363 and 365 of title 11 of the United States Code (11 U.S.C. §§ 101 et seq., the “Bankruptcy Code”) and Rules 2002 and 6004 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), for entry of (i) following an initial, emergency hearing (the “Bidding Procedures Hearing”), an order (the “Bidding Procedures Order”) (a) authorizing and scheduling an auction at which the Debtors will solicit the highest or best bid for the sale of substantially all of the Debtors’ assets; (b) approving the bidding procedures related to the conduct of the auction; (c) approving the break-up fee payable to the Stalking Horse Purchaser (as defined below); and (d) approving the form and manner of the notices of (1) the proposed sale of the Debtors’ assets, the Auction and the Approval Hearing (each as defined below), and (2) the proposed assumption and assignment of the Debtors’ executory contracts and unexpired leases and proposed cure costs related thereto; and (ii) following a final hearing (the “Approval Hearing”), an order (the “Sale Order”) approving the sale by the Debtors of the Purchased Assets (as defined below) to JCG Foods LLC (the “Stalking Horse Purchaser”) or to the bidder submitting the highest or best bid for the Purchased Assets in connection with the sale and bidding process.  In support of this Motion, the Debtors respectfully show the Court as follows:

Jurisdiction and Venue

1.             This Court has jurisdiction over this Motion pursuant to 28 U.S.C. §§ 157 and 1334.  Venue is proper in this district pursuant to 28 U.S.C. §§ 1408 and 1409.  This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2).  The statutory predicates for the relief requested herein are 11 U.S.C. §§ 105, 363 and 365.

Background

2.             On October 19, 2011 (the “Petition Date”), each of the Debtors filed a voluntary petition with the Court under chapter 11 of the Bankruptcy Code.

3.             The Debtors’ chapter 11 cases have been consolidated for procedural purposes only.

4.             The factual background relating to the Debtors’ commencement of these cases is set forth in detail in the Declaration of Mark M. Ham IV in Support of First Day Motions and Applications [Docket No. 14] filed on the Petition Date and incorporated herein by reference.

5.             As of the date of this filing, no request has been made for the appointment of a trustee or examiner.

6.             An official committee of unsecured creditors (the “Committee”) was appointed in these cases on October 27, 2011, and the Committee retained counsel and a financial advisor.

Relief Requested

7.             By this Motion, the Debtors request that the Court enter (i) following the Bidding Procedures Hearing, the Bidding Procedures Order in the form attached hereto as Exhibit A (a) authorizing and scheduling the Auction; (b) approving the Proposed Sale Process and Bidding Procedures (each as defined below); (c) approving the Breakup Fee (as defined below) payable to the Stalking Horse Purchaser; and (d) approving the form and manner of the notices of (1) the proposed sale of the Debtors’ assets, the Auction and the Approval Hearing, and (2) the proposed assumption and assignment of the Debtors’ executory contracts and unexpired leases and proposed cure costs related thereto; and (ii) following the Approval Hearing, the Sale Order approving the sale by the Debtors of the Purchased Assets to the Stalking Horse Purchaser or to the bidder submitting the highest or best bid for the Purchased Assets in connection with the sale and bidding process.

Basis for Relief

8.             The Debtors are currently engaged in the production, marketing, and distribution of a variety of fresh and frozen poultry products.  The Debtors’ operations consist of the breeding, hatching, and growing of chickens; feed milling; and processing, further processing, and marketing of poultry products (collectively, the “Business”).  Over the past three years, the cost of feed ingredients used by the Debtors in the Business increased to record amounts, while the price of poultry products decreased significantly due to the historic economic downturn and oversupply in the industry.  Due to this combination of high input costs and lower pricing, the Business has experienced significant operating losses and suffered from a lack of available capital and liquidity.  As a result, prior to the Petition Date, the Debtors were forced to operate the Business under severe liquidity constraints and the Debtors were unable to take the steps necessary to run the Business in a profitable manner.

9.                                      Due to the challenges facing the Debtors, as well as the terms of the Debtors’ debtor-in-possession financing, and after evaluating their strategic alternatives, the Debtors determined that a sale of the Debtors’ assets would likely result in the best recovery for all of their stakeholders.  A sale of the Business would permit the Debtors to monetize the Purchased Assets and make substantial distributions to creditors and other stakeholders.  Therefore, the Debtors believe that a sale of the Purchased Assets would yield significant benefits for their creditors, estates and other stakeholders.

10.                               In connection with a potential sale of the Business, on or about November 30, 2011, the Debtors retained Lazard Middle Market LLC (“Lazard”) as their investment banker to market their assets and began a sale process.  In connection with this sale process, approximately 112 potential buyers were contacted by Lazard, including 53 strategic buyers (i.e., entities that are already operating poultry, protein or other food businesses) and 59 financial buyers (i.e., private equity firms, hedge funds or other investment firms).  Approximately 29 parties entered into confidentiality agreements with the Debtors and conducted due diligence regarding a potential investment in the Business.  Four parties submitted written indications of interest to the Debtors, and the Debtors and their legal and financial advisors reviewed the terms and conditions of these proposals (including the consideration offered) and evaluated the financial capabilities of the submitting parties to identify the strongest transaction proposals.

11.                               Following the submission of indications of interest, the Debtors entered into detailed discussions and negotiations with two different bidders.  After consulting with its legal and financial advisors, the Debtors determined that the offer made by the Stalking Horse Purchaser, an entity that is affiliated with Koch Foods, Inc. (“Koch Foods”), presented the highest recovery for all stakeholders.

12.          On March 22, 2012, the Debtors entered into that certain Asset Purchase Agreement with the Stalking Horse Purchaser, a true and correct copy of which (excluding Schedules) is attached hereto as Exhibit B.(1)  The Agreement contemplates the sale of the Purchased Assets to the Stalking Horse Purchaser (subject to higher or better bids) and contains the following material terms:

•                  Purchased Assets — The “Purchased Assets” include substantially all of the Debtors’ assets including, but not limited to, all of the Debtor’s owned real property (except the Debtors’ facility located in Macon, Georgia), inventory, Assumed Contracts (as defined below), supplies, furniture, fixtures and equipment, accounts receivable (excluding accounts receivable more than sixty (60) days past due), certain causes of action, intellectual property, goodwill, books and records, permits, licenses, vehicles and other items presently used in the Business; the Purchased Assets do not include (among other things) the Debtors’ cash, deposits or insurance policies;

•                  Purchase Price — $37 million, plus the value of the Debtors’ inventory and accounts receivable(2) (such value being determined as described in the Agreement and subject to an adjustment for uncollected accounts receivable), minus certain post-petition payables and accrued expenses(3) assumed by the Stalking Horse Purchaser (collectively, the “Purchase Price”).  The Purchase Price is payable as follows at the closing:  (a) $55 million in cash, plus (b) a promissory note for the balance (the “Purchase Note”).  The Purchase Note will be personally guaranteed by Joseph C. Grendys (the principal of Koch Foods), will mature on the second anniversary of the closing, will accrue

(1)  The following description of the Agreement is qualified in its entirety by the language of the Agreement.  In the event there is any conflict between the description of the Agreement contained in this Motion and the provisions of the Agreement, the provisions of the Agreement shall govern and control.

(2)  The value of the Debtors’ inventory and accounts receivable as of January 28, 2012 was approximately $43 million.

(3)  As of January 28, 2012, the amount of the post-petition payables and accrued expenses to be assumed by the Stalking Horse Purchaser was approximately $7.7 million.

interest at a rate equal to eight (8%) and will be fully amortized (eight equal payments of principal plus interest payable on a quarterly basis).  The Purchase Note will be unsecured and subordinated to the loans made by the Stalking Horse Purchaser’s acquisition lender, and the Debtors will not receive any payments on the Purchase Note until February 1, 2013 (at which time they will receive the first two deferred quarterly amortization payments plus accrued interest).

•                  Assumed Liabilities — all accounts payable and other trade payables incurred by Sellers after the Petition Date that remain unpaid as of the closing, certain accrued expenses of Sellers that remain unpaid as of the closing (including, but not limited to, payroll and withholding taxes, accrued vacation pay, property taxes, grower pay and other expenses), post-closing liabilities under Assumed Contracts, post-closing liabilities related to or arising from the Purchased Assets or the Business, transfer taxes, and certain pro-rated costs, expenses and liabilities;

•                  Cure Costs — the Debtors are responsible for paying all “cure” amounts related to all contracts assumed by the Debtors and assigned to the Stalking Horse Purchaser pursuant to the Agreement (the “Assumed Contracts”); the Assumed Contracts include all agreements with the Debtors’ growers and all executory contracts and unexpired leases entered into after the Petition Date;

•                  Deposit — $4,000,000;

•                  Post-Closing indemnification by Debtors — none; and

•                  Proposed Breakup Fee — $1.8 million.

13.          The Agreement will be “tested” in the marketplace by the sale and bidding process described below so as to ensure that the estates realize the maximum value for the Purchased Assets.  The Debtors have developed the following proposed process for continuing to market the Purchased Assets for sale (the “Proposed Sale Process”).  In connection therewith, the Debtors request that this Court approve the Proposed Sale Process, including the following bidding procedures (the “Bidding Procedures”):

(i)                                     Initial Overbid.  Any third party (other than the Stalking Horse Purchaser) that is interested in acquiring the Purchased Assets must submit an “Initial Overbid” by not later than 5:00 p.m. local time in Atlanta, Georgia on May 4, 2012 (the “Bid Deadline”).  Any such Initial Overbid must:

(a)                                 Contain a signed definitive asset purchase agreement (together with a copy of the signed agreement that is marked to show changes from the

Agreement) with, at a minimum, the following requirements:  (i) having substantially identical terms and conditions as this Agreement except with higher and better consideration; (ii) containing terms and conditions otherwise no less favorable to Debtors’ estates than the terms and conditions in the Agreement (provided that no Initial Overbid shall provide for the payment to the overbidder of any breakup fee, topping fee, expense reimbursement or other similar arrangement); (iii) provide for a purchase price in an amount equal to or greater than the sum of (1) the Purchase Price, (2) the Breakup Fee, and (3) $500,000 (the “Initial Overbid Amount”); and (iv) not be subject to any (1) financing contingency, (2) contingency relating to the completion of unperformed due diligence, (3) contingency relating to the approval of the overbidder’s board of directors or other internal approvals or consents, or (4) any conditions precedent to the overbidder’s obligation to purchase the Purchased Assets other than those included in the Agreement;

(b)                                 Include a cashiers’ or certified check in the amount of $4,000,000 to be held as a deposit by the Debtors’ counsel (it being understood that the deposit may also be sent by wire transfer of immediately available funds to the Debtors’ counsel);

(c)                                  To the extent not previously provided to the Debtors, be accompanied by evidence satisfactory to the Debtors in their commercially reasonable discretion that the overbidder is willing, authorized, capable and qualified financially, legally and otherwise, of unconditionally performing all obligations under the Agreement (or its equivalent) in the event that it submits the Prevailing Bid (as defined below) at the Auction;

(d)                                 Remain open and irrevocable until five (5) days after the entry of an order by the Court approving a definitive agreement providing for the sale of the Purchased Assets; and

(e)                                  Be submitted to (i) Cagle’s, Inc., 1385 Collier Road NW, Atlanta, Georgia 30318, Attention: J. Douglas Cagle (Facsimile: (404) 350-9605), (ii) counsel to the Debtors, King & Spalding LLP, 1180 Peachtree Street, Atlanta, Georgia 30309, Attention: Paul Ferdinands (Facsimile: (404) 572-5131), (iii) FTI Consulting, Inc., 1201 W. Peachtree Street, NW, Suite 500, Atlanta, Georgia 30309, Attention:  Keith F. Cooper (Facsimile: (404) 460-6299), (iv) Lazard Middle Market LLC, 11 West 42nd Street, New York, New York 10036, Attention: Andrew Torgove (Facsimile: (212) 758-3833), (v) counsel to AgSouth Farm Credit, ACA (the “DIP Lender”), Smith Gambrell & Russell, LLP, Promenade Two, Suite 3100, 1230 Peachtree Street, NE, Atlanta, Georgia 30309, Attention:  Brian Hall (Facsimile:  (404) 815-6837), and (vi) counsel to the Committee, Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, Attention: Jeffrey D. Prol (Facsimile: (973) 597-2400), in each case so as to be received not later than the Bid Deadline.  The Debtors may extend the Bid Deadline without further notice and for one or more bidders, but shall not be obligated to do so.

(ii)                                  Auction.  In the event that the Debtors timely receive a conforming Initial Overbid from a prospective purchaser as described above (a “Qualified Bidder”), then the Debtors will conduct an auction (the “Auction”) with respect to the sale of the Purchased Assets.  The Debtors shall hold the Auction for the Purchased Assets at the offices of King & Spalding LLP, 1180 Peachtree Street, N.E., Atlanta, Georgia 30309, commencing on May 10, 2012 at 10:00 a.m. local time, or at such other time and location as may be designated by the Debtors.  Based upon the terms of the qualified bids received and such other information as the Debtors determine is relevant, the Debtors (in their discretion) may conduct the Auction in the manner the Debtors determine will achieve the maximum realizable value for the Purchased Assets.  In order to participate in the Auction, each prospective purchaser shall be required to comply with the requirements of the Bidding Procedures and to submit an Initial Overbid that is timely and that complies in all respects with the Bidding Procedures Order.  At the Auction, Qualified Bidders and/or the Purchaser (it being understood that the Purchaser shall be deemed to be a Qualified Bidder) may submit successive bids in increments of at least $500,000 in cash greater than the prior bid for the purchase of the Purchased Assets until there is only one offer that the Debtors determine, subject to Court approval, is the highest or best offer for the Purchased Assets (the “Prevailing Bid”).  When bidding at the Auction, the Purchaser shall receive a “credit” in the amount of the Break-Up Fee.  All bidding for the Purchased Assets will be concluded at the Auction and there will be no further bidding at the Approval Hearing.  If no conforming Initial Overbid from a Qualified Bidder shall have been received at or prior to the Bid Deadline, the Auction will not be held and the Approval Hearing will proceed with respect to the Agreement.  In determining the Prevailing Bid, the Debtors will consider, among other things:  (i) the number, type and nature of any changes to the Agreement requested by each bidder; (ii) the extent to which such modifications are likely to delay closing of the sale of the Purchased Assets and the cost to the Debtors of such modifications or delay; (iii) the total consideration to be received by the Debtors; (iv) the nature of the consideration to be received by the Debtors; (v) the likelihood of the bidder’s ability to close a transaction and the timing thereof; and (vi) the net benefit to the Debtors’ estates.

(iii)                               Breakup Fee.  Upon the consummation of a sale of all or substantially all of the Purchased Assets to any third party (other than the Stalking Horse Purchaser) who submits a Prevailing Bid for the Purchased Assets, the Debtors shall pay to the Stalking Horse Purchaser cash or other immediately available funds in an amount equal to $1,800,000 (the “Breakup Fee”); provided, however, the Breakup Fee shall not be due and payable if the Stalking Horse Purchaser has committed a material breach of the Agreement prior to the consummation of such sale to the third party.  The Breakup Fee shall be treated as an administrative expense claim in these bankruptcy cases, shall be paid to the Stalking Horse Purchaser within three (3) Business Days following the closing of such sale to the third party, and shall be paid to the Stalking Horse Purchaser prior to the payment of the proceeds of such sale to any third party asserting a Lien (as such term is defined in the Agreement) on the Purchased Assets (and no Lien of any third party shall attach to the portion of the sale proceeds representing the Breakup Fee).

(iv)                              Approval Hearing.  The Approval Hearing will be conducted at 10:00 a.m. local time, on May 11, 2012, in Courtroom 1402, United States Courthouse, 75 Spring Street SW, Atlanta, Georgia, at which time the Debtors intend to present the Prevailing Bid for approval by the Court pursuant to the provisions of sections 105, 363(b), 363(f), 363(m), 363(n) and 365 of the Bankruptcy Code.  The Debtors shall be deemed to have accepted a bid only when the bid has been approved by the Court at the Approval Hearing.  Upon the failure to consummate a sale of the Purchased Assets after the Approval Hearing because of the occurrence of a breach or default under the terms of the Prevailing Bid, the next highest or otherwise best bid, as determined as soon as practicable after the conclusion of the Auction, and as disclosed at the Approval Hearing, shall be deemed the Prevailing Bid without further order of the Court and the parties shall be authorized to consummate the transactions contemplated by the backup Prevailing Bid.  The party submitting the backup Prevailing Bid may be required by the Debtors to close on such Bid within 20 days of the conclusion of the Auction.

(v)                                 Highest and/or Best Bid.  At all times during the sale process, the Debtors shall retain full discretion and right to determine, in the exercise of their business judgment, which bid constitutes the highest or otherwise best offer for the purchase of the Purchased Assets, and which bid should be selected as the Prevailing Bid, if any, all subject to final approval by the Court pursuant to the provisions of section 363(b) of the Bankruptcy Code.  Without limiting the generality of the foregoing, the Debtors may, at any time before entry of an order of the Court approving a Prevailing Bid, reject any bid that the Debtors determine is (i) inadequate or insufficient, (ii) contrary to the requirements of the Bankruptcy Code or the Bidding Procedures, or (iii) contrary to the best interests of the Debtors, their estates, their creditors or their other stakeholders.  The Debtors may adopt rules for the Auction that, in their judgment, will better promote the goals of the Auction (provided that such rules shall not be inconsistent with the Bidding Procedures Order).

(vi)                              Sale Implementation.  Following the approval of the Prevailing Bid at the Approval Hearing, the Debtors will be authorized to take all commercially reasonable and necessary steps to complete and implement the transaction(s) contemplated by the Prevailing Bid.

14.          The Debtors believe that the Proposed Sale Process offers the best opportunity for the Debtors to maximize the value of the Business and the Purchased Assets for the benefit of their estates following reasonable and appropriate marketing efforts and, therefore, the Debtors believe that implementation of the Proposed Sale Process is in the best interests of the estates herein, and should be approved.

Argument

15.          As stated above, the Debtors currently believe that the Proposed Sale Process provides the Debtors with their best opportunity to preserve and maximize the value of the Business and the Purchased Assets for the benefit of their estates and, therefore, the Debtors believe that implementation of the Proposed Sale Process, and approval of any sale that is presented in accordance therewith, is in the best interests of the Debtors’ creditors, employees, estates and other stakeholders.  As such, the Debtors submit that approval of this Motion and the Proposed Sale Process is consistent with applicable law and should be granted.

A.                                    Section 363(b) Authorizes the Proposed Sale and Sale Process.

16.          Section 363(b)(1) of the Bankruptcy Code provides, in relevant part, that “[t]he trustee, after notice and a hearing, may use, sell, or lease, other than in the ordinary course of business, property of the estate.”  11 U.S.C. § 363(b)(1).  Although Section 363 of the Bankruptcy Code does not set forth a standard for determining when it is appropriate for a court to authorize the sale or disposition of a debtor’s assets, in applying this section, courts have required that it be based upon the sound business judgment of the debtor.  See In re Chateaugay Corp., 973 F.2d 141 (2d Cir. 1992) (holding that a judge determining a § 363(b) application must find from the evidence presented before him a good business reason to grant such application);  In re Lionel Corp., 722 F.2d 1063, 1071 (2d Cir. 1983) (same); Stephens Indus. v. McClung, 789 F.2d 386, 390 (6th Cir. 1986) (holding that “bankruptcy court can authorize a sale of all of a chapter 11 debtor’s assets under § 363(b)(1) when a sound business purpose dictates such action”); In re Delaware & Hudson Ry. Co., 124 B.R. 169 (D. Del. 1991); In re Phoenix Steel

Corp, 82 B.R. 334, 335-36 (Bankr. D. Del. 1987) (stating that judicial approval of a § 363 sale requires a showing that the proposed sale is fair and equitable, a good business reason exists for completing the sale and that the transaction is in good faith).

17.          Although the Debtors cannot predict the results of the Proposed Sale Process and the Auction, the Debtors respectfully submit that the proposed sale and Proposed Sale Process fit squarely within the parameters of the sound business judgment test articulated in the above-referenced authorities.

18.          First and foremost, the Debtors have articulated a sound business purpose for any transaction emanating from the Auction.  As set forth above, the Debtors have liquidity constraints, and the terms of the Debtors’ debtor in possession financing require the Debtors to consummate a sale of their assets.  In order to monetize the Purchased Assets for distribution to creditors and other stakeholders, it is critical that the Debtors be permitted to consummate a sale of the Purchased Assets pursuant to the Proposed Sale Process.  The Debtors believe that the purchase price reflected in the Agreement is fair and reasonable and the Debtors would be prepared to close a transaction with the Stalking Horse Purchaser even if no Initial Overbid is submitted by a competing bidder.

19.          The Debtors respectfully submit that the notice and timing of the Proposed Sale Process are adequate and fair, and are reasonably calculated to elicit the highest levels of interest in acquiring the Purchased Assets.  As described above, the Debtors have engaged in reasonable and appropriate marketing of the Business and the Purchased Assets and strongly believe that their efforts, coupled with the Proposed Sale Process outlined above, will garner the highest and best possible value for the Purchased Assets.

20.          The Debtors have made, and will continue to make, diligent efforts to seek out all potentially credible buyers, having already contacted numerous parties.  As in the case of Delaware & Hudson Ry. Co., the substantial solicitation and marketing efforts of the Debtors support the proposed process and the reasonableness of any offer ultimately presented through that process.

21.          Moreover, because the Proposed Sale Process will create a fair and reasonable environment in which all legitimate and qualified interest in the Business and Purchased Assets can be presented in a competitive, open and level playing field, any offer presented in accordance with the terms of the Proposed Sale Process will necessarily be negotiated and presented in good faith.  In connection therewith, the Debtors will be prepared to present further evidence of good faith during the course of the Sale Hearing that will satisfy this Court and the mandates of Section 363(m) of the Bankruptcy Code.

22.          The Debtors intend to give notice of the Bidding Procedures Hearing, the Auction, the Proposed Sale Process, the Sale Hearing and the proposed sale by the Debtors of the Purchased Assets, by mailing a copy of the Motion, on or before March 24, 2012, to (i) the parties on the Master Service List established in these cases; (ii) any parties who previously have expressed serious interest in acquiring all or substantially all of the Purchased Assets; and (iii) all parties known by the Debtors to assert a lien or security interest in the Purchased Assets (the persons listed in clauses (i) through (iii) are referred to collectively as the “Notice Parties”).  In addition to the foregoing, the Debtors also propose to give additional notice by mailing (a) a copy of any Bidding Procedures Order entered by the Court within three business days of its entry to each of the Notice Parties, (b) a copy of the Auction Notice (as such term is defined in the Bidding Procedures Order) within three business days of entry of the Bidding Procedures Order to the Notice Parties, all persons and entities listed in the Debtors’ Mailing Matrix, all non-debtor parties to the Debtors’ executory contracts and unexpired leases, all entities (including governmental entities) known to the Debtors that may have the right to file a fine, penalty or lien against the Purchased Assets or the Debtors, and all creditors known to the Debtors, and (c) a copy of the Cure Notice (as such term is defined in the Bidding Procedures Order) within three business days of entry of the Bidding Procedures Order to all non-debtor parties to the Debtors’ executory contracts and unexpired leases.  The Debtors submit that the foregoing is sufficient notice of the Auction, the Proposed Sale Process (if and in whatever form approved at the Bidding Procedures Hearing), the Sale Hearing and the proposed sale by the Debtors of the Purchased Assets.

23.          By this Motion, the Debtors intend to sell the Business in order to monetize the Purchased Assets for distributions to their creditors and other stakeholders.  The Debtors strongly believe that, in furtherance of this goal, they have done all that is reasonably possible to secure the highest or best possible offer for the Purchased Assets under the circumstances.  For all of the foregoing reasons, the relief requested in this Motion is a product of sound business judgment and is in the best interests of the Debtors, their creditors, employees, estates and other stakeholders, and should be granted.

24.          Accordingly, the Debtors submit that the Proposed Sale Process, and any sale presented in accordance therewith, is warranted and appropriate under the terms and provisions of Section 363(b) of the Bankruptcy Code.

B.                                    Section 363(f) Authorizes the Sale Free and Clear of Liens and Other Claims.

25.          The Debtors request that the sale and transfer of the Purchased Assets be approved free and clear of all Liens (as such term is defined in the Agreement), other than those specifically assumed by the party submitting the Prevailing Bid.  Such relief is consistent with the provisions of Section 363(f) of the Bankruptcy Code in these cases.

26.          Section 363(f) provides that a debtor-in-possession may sell property free and clear of any lien, claim or interest of another entity in such property if any of the following circumstances pertain:

(1)           applicable non-bankruptcy law permits sale of such property free and clear of such interest;

(2)           such entity consents;

(3)           such interest is a lien and the price at which such property is to be sold is greater than the aggregate value of all liens on such property;

(4)           such interest is in bona fide dispute; or

(5)           such entity could be compelled, in a legal or equitable proceeding, to accept a money satisfaction of such interest.

11 U.S.C. § 363(f).

27.          As indicated by the use of the disjunctive term “or,” satisfaction of any one of the five requirements listed in Section 363(f) is sufficient to permit the sale of assets free and clear of Liens.  See In re Elliott, 94 B.R. 343, 345 (E.D. Pa. 1988) (stating that Section 363(f) is written in the disjunctive; the court may approve a sale “free and clear” provided that at least one of the subsections is met).

28.          In this instance, the Debtors believe that their prepetition secured lenders are the only entities holding or asserting a security interest in the Purchased Assets, and the Debtors anticipate that the lenders will (i) consent to the transaction presented for approval at the Sale Hearing, and (ii) be paid in full (in cash) from the sale proceeds.

29.          Moreover, Section 1129(b)(2)(A) of the Bankruptcy Code specifically allows a debtor to sell property subject to a lien, free and clear of such lien, if such lien attaches to the net proceeds of the sale, subject to any claims and defenses that the debtor may possess with respect thereto.  See In re Riverside Inv. P’ship, 674 F.2d 634, 640 (7th Cir. 1982).  In this case, the Debtors propose that any Liens against the Purchased Assets (other than Permitted Liens and Assumed Liabilities, as such terms are defined in the Agreement) attach to the proceeds of the sale.  Accordingly, the requirements of Section 363(f) of the Bankruptcy Code can be satisfied, and the sale of the Purchased Assets free and clear of all liens, claims, encumbrances and other interests is appropriate.

C.                                    The Prevailing Bidder Should Be Afforded All Protections Under Bankruptcy Code Section 363(m) as a Good Faith Purchaser.

30.          Section 363(m) of the Bankruptcy Code provides that “the reversal or modification on appeal of an authorization under subsection (b) or (c) of this section of a sale or lease of property does not affect the validity of a sale or lease under such authorization to an entity that purchased or leased such property in good faith . . .”  11 U.S.C. § 363(m).

31.          As discussed above, the Proposed Sale Process and the bidding procedures contemplated as a part thereof (if and in whatever form approved at the Bidding Procedures Hearing), have been designed to create a fair, open and level playing field.  Accordingly, the Debtors request that the party submitting the Prevailing Bid be determined to have acted in good faith and be entitled to the protections of a good faith purchaser under Section 363(m) of the Bankruptcy Code.  See, e.g., In re United Press Int’l, Inc., No. 91 B 13955 (FGC), 1992 U.S. Bankr. LEXIS 842, at *3 (Bankr. S.D.N.Y.  May 18, 1992).  In this regard, the transaction reflected in the Agreement was negotiated by the parties at arm’s length and in good faith, and the Stalking Horse Purchaser and its affiliates (i) are not “insiders” or affiliates of the Debtors, and (ii) do not have any relationship to the Debtors that has not been fully disclosed to the Court.(4)

D.                                    Section 365 Authorizes the Assumption and Assignment of Executory Contracts and Unexpired Leases.

32.          The Agreement also contemplates the assumption of certain executory contracts and unexpired leases and the assignment of these contracts and leases to the Stalking Horse Purchaser.  Accordingly, the Debtors also respectfully seek provisions in the Sale Order (i) authorizing the Debtors to assume and assign the Assumed Contracts pursuant to Section 365 of the Bankruptcy Code, (ii) fixing the cure amounts identified in the Cure Notice as the exact amounts that must be paid to the non-debtor parties to the Assumed Contracts (the “Cure Costs”), (iii) authorizing and directing the Debtors to pay the Cure Costs at the closing, and (iv) deeming the parties to the Assumed Contracts adequately assured of future performance.

33.          Section 365(a) of the Bankruptcy Code provides that a debtor-in-possession “subject to the court’s approval, may assume or reject any executory contract or unexpired lease of the debtor.”  11 U.S.C. § 365(a).  Courts evaluate a decision to assume or reject an executory contract or unexpired lease under the “business judgment” standard.  See Chateaugay Corp, 973 F.2d at 141; see also In re Gardinier, Inc., 831 F.2d 974, 976 n.2 (11th Cir. 1987); In re Wells, 227 B.R. 553, 564 (Bankr. M.D. Fla. 1998); see also NLRB v. Bildisco & Bildisco, 465 U.S. 513, 523 (1984).  This standard is satisfied if the debtor determines in its business judgment that the assumption or rejection of the contract or lease would benefit the estate.  See Sharon Steel Corp. v. National Fuel Gas Distr. Corp., 872 F.2d 36, 39-40 (3d Cir. 1989); In re Bicoastal Corp.,

(4)  In the Agreement, the Stalking Horse Purchaser has agreed to offer to retain Doug Cagle (the Debtors’ Chairman and President) in an advisory capacity for a three-year period from the Closing Date on such terms and with such compensation as may be agreed to by Mr. Cagle and the Stalking Horse Purchaser.

125 B.R. 658, 667 (Bankr. M.D. Fla. 1991).  The business judgment standard requires that the court approve the debtor’s business decision unless that judgment is the product of bad faith, whim, or caprice.  See Lubrizol Enter. v. Richmond Metal Finishers, Inc., 756 F.2d 1043, 1047 (4th Cir. 1985); In re Prime Motor Inns, 124 B.R. 378, 383 (S.D. Fla. 1991).

34.          Here, the Assumed Contracts are integral assets of the Business, and the Debtors have determined, in the exercise of their business judgment, that the assumption and assignment of the Assumed Contracts in connection with a sale of the Purchased Assets is necessary to yield significant value and benefit to the Debtors and their estates from the sale of the Purchased Assets.

35.          The Debtors also request that the Court fix the amount of Cure Costs due under the Assumed Contracts in connection with the requirement in Section 365(b)(1) of the Bankruptcy Code that the debtor in possession, at the time of assumption, cure defaults in any executory contract or unexpired lease being assumed, or provide adequate assurance that the default will be promptly cured.  In anticipation of the sale of the Business, the Debtors carefully reviewed their books and records, calculated all of the arrearages and overdue amounts owing on the Assumed Contracts, and determined that the Cure Costs identified in the Cure Notice are the exact amounts that should be paid to the non-debtor parties to the Assumed Contracts.

36.          To the Debtors’ knowledge, there are no defaults under the Assumed Contracts that are required to be cured or for which there is compensation due, other than the Cure Costs.  The Debtors strongly believe that, in furtherance of the goal of maximizing value for their estates and creditors, they have done all that is possible to secure the highest or best possible offer for the Purchased Assets under the circumstances.  Accordingly, the Debtors respectfully request that this Court include in the Sale Order provisions (i) authorizing the Debtors to assume and assign the Assumed Contracts to the Stalking Horse Purchaser (or to the party that submits the Prevailing Bid) pursuant to Section 365 of the Bankruptcy Code, (ii) fixing the Cure Costs as the exact amounts needed to cure any defaults under the Assumed Contracts, (iii) authorizing and directing the Debtors to pay the Cure Costs at the closing, and (iv) deeming the parties to the Assumed Contracts adequately assured of future performance by the Stalking Horse Purchaser (or by the party that submits the Prevailing Bid).

E.                                    The Proposed Bidding Procedures and Breakup Fee Are Appropriate.

37.          The Debtors have formulated a bidding process that the Debtors believe will induce prospective competing bidders to expend the time, energy and resources necessary to submit an Initial Overbid, and which the Debtors believe is fair and reasonable in view of the assets to be sold.  The Proposed Sale Process and, in particular, the proposed Breakup Fee, are reasonable and supported by applicable case law.

38.          Historically, bankruptcy courts have approved bidding incentives, including break-up fees awarded to an initial bidder or “stalking horse,” in the event of a successful overbid based on the business judgment of the debtor.  See, e.g., In re 995 Fifth Ave. Assocs., L.P., 96 B.R. 24, 28 (Bankr. S.D.N.Y. 1992) (bidding incentives may “be legitimately necessary to convince a white knight to enter the bidding by providing some form of compensation for the risks it is undertaking”); In re Integrated Resources, Inc., 147 B.R. 650, 656 (Bankr. S.D.N.Y. 1992) (noting that “the business judgment of the Debtor is the standard applied under the law in this district” and applying the standard to a break-up fee).

39.          The Third Circuit Court of Appeals has also addressed the appropriate standard for determining whether proposed bidding incentives in the bankruptcy context are appropriate.  In Calpine Corp. v. O’Brien Envtl. Energy, Inc. (In re O’Brien Envtl Energy, Inc.), 181 F.3d 527

(3d Cir. 1999), the Court of Appeals held that even though bidding incentives are measured against a business judgment standard in nonbankruptcy transactions, the administrative expense provisions of Section 503(b) of the Bankruptcy Code govern bidding incentives in the bankruptcy context.  Finding no “compelling justification” for treating an application for break-up fees and expenses under Section 503(b) any differently from other applications for administrative expenses, the Court concluded that “the determination whether break-up fees or expenses are allowable under § 503(b) must be made in reference to general administrative expense jurisprudence.  In other words, the allowability of break-up fees, like that of other administrative expenses, depends upon the requesting party’s ability to show that the fees were actually necessary to preserve the value of the estate.”  Id. at 535.

40.          In O’Brien, the Third Circuit identified at least two circumstances in which bidding incentives may provide actual benefit to the estate, justifying administrative expense status.  First, there exists an actual benefit to the estate where “assurance of a break-up fee promoted more competitive bidding, such as by inducing a bid that otherwise would not have been made and without which bidding would have been limited.”  Id. at 537.  Second, where the availability of bidding incentives induces a prospective buyer to research the value of the debtor and submit a bid that serves as a minimum bid on which other bidders can rely, the initial “bidder may have provided a benefit to the estate by increasing the likelihood that the price at which the Debtors is sold will reflect its true worth.”  Id.  Both of those circumstances exist in this case, because the inducement of the Breakup Fee was critical in persuading the Stalking Horse Purchaser to make an initial offer, which will serve as a “floor” for other bidders in connection with the Proposed Sale Process, and to expend the time and resources associated with conducting due diligence regarding the Business and with negotiating and entering into the Agreement.

41.          Under the “administrative expense” standard enunciated in O’Brien, as well as the “sound business judgment” standard followed in other jurisdictions, the Bidding Procedures proposed by the Debtors should be approved as fair and reasonable.  Moreover, the proposed Breakup Fee of $1,800,000 is reasonable and generally consistent with the range of bidding protection typically approved by bankruptcy courts in cases in this district.  See, e.g., In re Case Engineered Lumber, Inc., No. 09-22499 (Bankr. N.D. Ga. September 1, 2009) (J. Brizendine) (approving break-up fee equal to 3.5% of the cash purchase price and approving additional expense reimbursement in an amount up to 2.0% of the cash purchase price); In re AtheroGenics, Inc., No. 08-78200 (Bankr. N.D. Ga. March 17, 2009 ) (J. Massey) (approving break-up fee equal to 10% of the cash purchase price and approving additional expense reimbursement in an amount up to 10% of the cash purchase price); In re Rhodes, Inc., No. 04-78434 (Bankr. N.D. Ga. July 26, 2005) (J. Massey) (approving break-up fee equal to 2.5% of the cash purchase price); In re Dan River, Inc., No. 04-10990 (Bankr. N.D. Ga. Dec. 17, 2004) (J. Drake) (approving break-up fee equal to 5.3% of the cash purchase price); In re American Sports International, Ltd. d/b/a American Athletic, Inc., No. 04-41108 (Bankr. N.D. Ga. June 4, 2004) (J. Bonapfel) (approving break-up fee equal to 2.3% of the cash purchase price); In re Centennial HealthCare Corporation, No. 02-74974 (Bankr. N.D. Ga. July 3, 2003) (J. Massey) (approving expense reimbursement in an amount up to 3.3% of the cash purchase price).

42.          Furthermore, pursuant to the Agreement, the entry of a Bidding Procedures Order approving the Breakup Fee is a condition precedent that must be satisfied before the Stalking Horse Purchaser is obligated to close the transactions set forth in the Agreement.  Accordingly, if this Court does not enter the Bidding Procedures Order approving the Breakup Fee, the Stalking

Horse Purchaser would not be obligated to close the proposed transaction and purchase the Purchased Assets at closing.

43.          Therefore, because the procedures and incentives included in the Proposed Sale Process, including the proposed Breakup Fee, are fair and reasonable, are reasonably calculated to produce the best and highest offers for the Purchased Assets and thereby confer actual benefits upon the estates herein, and are within the range of incentives customarily approved by courts, such procedures should be approved in these Chapter 11 cases.

Notice

44.          This Motion will be served, and further notice of the Auction, the Proposed Sale Process, the Sale Hearing and the proposed sale by the Debtors of the Purchased Assets will be given, in accordance with the procedures set forth above.  The Debtors respectfully submit that such notice is sufficient and proper under the circumstances, and that no other or further notice is required.

WHEREFORE, based upon the foregoing, the Debtors respectfully request that the Court (a) enter an order following the Bidding Procedures Hearing, substantially in the form attached hereto as Exhibit A, (i) approving the Proposed Sale Process (including payment of the Breakup Fee), and (ii) authorizing the Debtors to take all actions reasonably necessary to effectuate such Proposed Sale Process and the sale presented in accordance therewith; (b) enter the Sale Order following the Sale Hearing, approving the highest or best bid for the Purchased Assets and granting the other relief requested in this Motion; and (c) granting such other and further relief as the Court deems just and proper.

This 23rd day of March 2012.

Respectfully submitted,

KING & SPALDING LLP

/s/ Paul K. Ferdinands
Paul K. Ferdinands
Georgia Bar No. 258623
pferdinands@kslaw.com
W. Austin Jowers
Georgia Bar No. 405482
ajowers@kslaw.com
Jeffrey R. Dutson
Georgia Bar No. 637106
jdutson@kslaw.com
1180 Peachtree Street
Atlanta, Georgia 30309-3521
Telephone:	(404) 572-4600
Facsimile:	(404) 572-5131

COUNSEL FOR THE DEBTORS

UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF GEORGIA
ATLANTA DIVISION

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In re:	:	Chapter 11
:
CAGLE’S, INC.,	:	Case No. 11-80202-JB
CAGLE’S FARMS, INC.,	:
	:	Jointly Administered
Debtors.	:
-------------------------------------------------------	x

ORDER PURSUANT TO BANKRUPTCY CODE SECTIONS 105,  363 AND 365:  (A) SCHEDULING AN AUCTION; (B) SCHEDULING THE DATE, TIME AND PLACE FOR A HEARING ON THE PROPOSED SALE MOTION; (C) APPROVING THE FORM AND MANNER OF THE NOTICE OF (I) THE PROPOSED SALE OF THE DEBTORS’ ASSETS, THE AUCTION AND THE APPROVAL HEARING, AND (II) PROPOSED ASSUMPTION AND ASSIGNMENT OF EXECUTORY CONTRACTS

AND LEASES; AND (D) APPROVING (I) BIDDING PROCEDURES,

AND (II) BREAK-UP FEE

Upon the motion (the “Motion”)(1) of Cagle’s, Inc. and Cagle’s Farms, Inc. (collectively, the “Debtors”), seeking entry of an order:  (a) authorizing and scheduling an auction at which the Debtors will solicit the highest or best bid for the sale of substantially all of the Debtor’s assets; (b) scheduling the date, time and place for a hearing on the proposed sale motion; (c) approving the form and manner of the notice of (i) the Auction and the Approval Hearing (each as defined below), and (ii) the proposed assumption and assignment of the Debtors’ executory contracts and unexpired leases and proposed cure costs related thereto; and (d) approving the (i) bidding procedures, and (ii) break-up fee payable to JCG Foods LLC (the “Purchaser”); the Court having reviewed the Motion; the Court having heard the statements of counsel in support of the relief requested therein at a hearing held on April 4, 2012 (the “Hearing”); the Court having determined that the relief requested in the Motion is in the best

(1)   Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Motion.

interests of the Debtors, their estates, their creditors and their other stakeholders; and it appearing that notice of the Motion and the Hearing given by the Debtors was sufficient under the circumstances; and the Court being fully advised in that premises; it is hereby

FOUND AND DETERMINED THAT:(2)

A.            The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014.

B.            This Court has jurisdiction over the Motion and the transactions contemplated by the Agreement pursuant to 28 U.S.C. §§ 157 and 1334, and this matter is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(A), (N) and (O).  Venue in this District is proper under 28 U.S.C. §§ 1408 and 1409.

C.            The Debtors have articulated good and sufficient reasons for approval of the Bidding Procedures.

D.            The Bidding Procedures have been proposed by the Debtors in good faith, are fair and reasonable, are reasonably calculated to produce the best and highest offers for the Purchased Assets, will facilitate an orderly sale process and will confer actual benefits upon the Debtors’ estates, creditors and other stakeholders.  The Bidding Procedures were negotiated at arm’s length and in good faith between the Debtors and the Purchaser.

E.            Approval of the Break-Up Fee (as defined below) is a necessary and appropriate inducement to the Purchaser to (i) make an initial offer which will serve as a “floor” for further bidding, and (ii) negotiate and enter into the Agreement and consummate the

(2)   Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate.  See Fed. R. Bankr. P. 7052.

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transactions contemplated thereby.  The Purchaser has expended, and will continue to expend, considerable time, money and energy pursuing the transactions proposed in the Agreement and has engaged in arm’s length and good faith negotiations.  The Debtors have been unable to find a buyer who is willing to enter into a definitive agreement on terms as favorable to the Debtors and the estates as the Agreement.  Recognizing this, the Debtors have agreed to the Break-Up Fee.  Approval of the Break-Up Fee is, therefore, in the best interests of the Debtors and their estates.

F.             The Debtors’ proposed notice of the Bidding Procedures, including the Notice of Auction and Approval Hearing (the “Auction Notice”) attached hereto as Exhibit 1, is adequate and reasonable.

G.            The Debtors’ proposed notice to counterparties of the Debtors’ executory contracts and unexpired leases that may be assumed and assigned, attached hereto as Exhibit 2 (the “Cure Notice”), is adequate and reasonable.

NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

1.             The Motion (document no.       ) is granted to the extent set forth in this Order.

2.             All objections to entry of this Order that have not been resolved or withdrawn are overruled on the merits.

3.             The following “Bidding Procedures” are hereby approved and shall be used in connection with the proposed sale of the Purchased Assets:

a.             The Bidding Process.  Any third party (other than the Purchaser) that is interested in acquiring the Purchased Assets must submit an “Initial Overbid” by not later than 5:00 p.m. local time in Atlanta, Georgia on May 4, 2012 (the “Bid Deadline”).  Any such Initial Overbid must:

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(i)            Contain a signed definitive asset purchase agreement (together with a copy of the signed agreement that is marked to show changes from the Agreement) with, at a minimum, the following requirements:  (A) substantially identical terms and conditions as the Agreement except with higher and better consideration; (B) terms and conditions no less favorable to the Debtors’ estates than the terms and conditions in the Agreement (provided that no Initial Overbid shall provide for the payment to the overbidder of any breakup fee, topping fee, expense reimbursement or other similar arrangement); (C) a purchase price in an amount equal to or greater than the sum of (1) the Purchase Price, (2) the Break-Up Fee, and (3) $500,000 (the “Initial Overbid Amount”); and (D) not be subject to any (1) financing contingency, (2) contingency relating to the completion of unperformed due diligence, (3) contingency relating to the approval of the overbidder’s board of directors or other internal approvals or consents, or (4) any conditions precedent to the overbidder’s obligation to purchase the Purchased Assets other than those included in the Agreement;

(ii)           Include a cashiers’ or certified check in the amount of $4,000,000 to be held as a deposit by the Debtors’ counsel (it being understood that the deposit may also be sent by wire transfer of immediately available funds to the Debtors’ counsel);

(iii)          To the extent not previously provided to the Debtors, be accompanied by evidence satisfactory to the Debtors in their commercially reasonable discretion that the overbidder is willing, authorized, capable and qualified financially, legally and otherwise, of unconditionally performing all obligations under the Agreement (or its equivalent) in the event that it submits the Prevailing Bid (as defined below) at the Auction;

(iv)          Remain open and irrevocable until five (5) days after the entry of an order by the Court approving a definitive agreement providing for the sale of the Purchased Assets; and

(v)           Be submitted to (A) Cagle’s, Inc., 1385 Collier Road NW, Atlanta, Georgia 30318, Attention: J. Douglas Cagle (Facsimile: (404) 350-9605), (B) counsel to the Debtors, King & Spalding LLP, 1180 Peachtree Street, Atlanta, Georgia 30309, Attention: Paul Ferdinands (Facsimile: (404) 572-5131), (C) FTI Consulting, Inc., 1201 W. Peachtree Street, NW, Suite 500, Atlanta, Georgia 30309, Attention:  Keith F. Cooper (Facsimile: (404) 460-6299), (D) Lazard Middle Market LLC, 11 West 42nd Street, New York, New York 10036, Attention: Andrew Torgove (Facsimile: (212) 758-3833), (E) counsel to AgSouth Farm Credit, ACA (the “DIP Lender”), Smith Gambrell & Russell, LLP, Promenade Two, Suite 3100, 1230 Peachtree Street, NE, Atlanta, Georgia 30309, Attention:  Brian Hall (Facsimile:  (404) 815-6837), and (F) counsel to the Official Committee of Unsecured Creditors (the “Committee”), Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, Attention: Jeffrey D. Prol (Facsimile: (973) 597-2400), in each case so as to be received not later than the Bid Deadline.  The Debtors may extend the Bid Deadline without further notice and for one or more bidders, but shall not be obligated to do so.

b.             Auction.  In the event that the Debtors timely receive a conforming Initial Overbid from a prospective purchaser as described above (a “Qualified Bidder”), then the

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Debtors will conduct an auction (the “Auction”) with respect to the sale of the Purchased Assets.  The Debtors shall hold the Auction for the Purchased Assets at the offices of King & Spalding LLP, 1180 Peachtree Street, N.E., Atlanta, Georgia 30309-3521, commencing on May 10, 2012 at 10:00 a.m. local time, or at such other time and location as may be designated by the Debtors.  Based upon the terms of the qualified bids received and such other information as the Debtors determine is relevant, the Debtors (in their discretion) may conduct the Auction in the manner the Debtors determine will achieve the maximum realizable value for the Purchased Assets.  In order to participate in the Auction, each prospective purchaser shall be required to comply with the requirements of the Bidding Procedures and to submit an Initial Overbid that is timely and that complies in all respects with this Order.  At the Auction, Qualified Bidders and/or the Purchaser (it being understood that the Purchaser shall be deemed to be a Qualified Bidder) may submit successive bids in increments of at least $500,000 in cash greater than the prior bid for the purchase of the Purchased Assets until there is only one offer that the Debtors determine, subject to Court approval, is the highest or best offer for the Purchased Assets (the “Prevailing Bid”).  When bidding at the Auction, the Purchaser shall receive a “credit” in the amount of the Break-Up Fee.  All bidding for the Purchased Assets will be concluded at the Auction and there will be no further bidding at the Court hearing held in the Bankruptcy Cases to approve the highest or best bid for the Purchased Assets (the “Approval Hearing”).  If no conforming Initial Overbid from a Qualified Bidder shall have been received at or prior to the Bid Deadline, the Auction will not be held and the Approval Hearing will proceed with respect to the Agreement.  In determining the Prevailing Bid, the Debtors will consider, among other things:  (i) the number, type and nature of any changes to the Agreement requested by each bidder; (ii) the extent to which such modifications are likely to delay closing of the sale of the Purchased Assets and the cost to the Debtors of such modifications or delay; (iii) the total consideration to be received by the Debtors; (iv) the nature of the consideration to be received by the Debtors; (v) the likelihood of the bidder’s ability to close a transaction and the timing thereof; and (vi) the net benefit to the Debtors’ estates.

c.             Approval Hearing.  The Approval Hearing will be conducted at 10:00 a.m. local time, on May 11, 2012, in Courtroom 1402, United States Courthouse, 75 Spring Street SW, Atlanta, Georgia, at which time the Debtors intend to present the Prevailing Bid for approval by the Court pursuant to the provisions of sections 105, 363(b), 363(f), 363(m), 363(n) and 365 of the Bankruptcy Code.  The Debtors shall be deemed to have accepted a bid only when the bid has been approved by the Court at the Approval Hearing.  Upon the failure to consummate a sale of the Purchased Assets after the Approval Hearing because of the occurrence of a breach or default under the terms of the Prevailing Bid, the next highest or otherwise best bid, as determined as soon as practicable after the conclusion of the Auction, and as disclosed at the Approval Hearing, shall be deemed the Prevailing Bid without further order of the Court and the parties shall be authorized to consummate the transactions contemplated by the backup Prevailing Bid.

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d.             Highest and/or Best Bid.  At all times during the sale process, the Debtors shall retain full discretion and right to determine, in the exercise of their business judgment, which bid constitutes the highest or otherwise best offer for the purchase of the Purchased Assets, and which bid should be selected as the Prevailing Bid, if any, all subject to final approval by the Court pursuant to the provisions of section 363(b) of the Bankruptcy Code.  Without limiting the generality of the foregoing, the Debtors may, at any time before entry of an order of the Court approving a Prevailing Bid, reject any bid that the Debtors determine is (i) inadequate or insufficient, (ii) contrary to the requirements of the Bankruptcy Code or the Bidding Procedures, or (iii) contrary to the best interests of the Debtors, their estates, their creditors or their other stakeholders.  The Debtors may adopt rules for the Auction that, in their judgment, will better promote the goals of the Auction (provided that such rules shall not be inconsistent with this Order).

e.             Consultation with DIP Lender and Committee.  At relevant times during the sale process (including, without limitation, when evaluating bids made at the Auction), the Debtors shall consult in good faith with the DIP Lender and the Committee.

f.             Sale Implementation.  Following the approval of the Prevailing Bid at the Approval Hearing, the Debtors will be authorized to take all commercially reasonable and necessary steps to complete and implement the transaction(s) contemplated by the Prevailing Bid.

4.             Recognizing the Purchaser’s expenditure of time, energy and resources, the Debtors are authorized to provide certain bidding protections to the Purchaser specified in Section 7.4(b)(iii) of the Agreement.  Specifically, upon the consummation of a sale of all or substantially all of the Purchased Assets to any third party (other than Purchaser) who submits a Prevailing Bid for the Purchased Assets, the Debtors shall pay to the Purchaser solely from the proceeds of such Prevailing Bid, cash or other immediately available funds in an amount equal to $1,800,000 (the “Break-Up Fee”); provided, however, the Break-Up Fee shall not be due and payable if the Purchaser has committed a material breach of the Agreement prior to the consummation of such sale to the third party.  The parties agree that the Break-Up Fee shall be the full and liquidated damages of the Purchaser arising out of any termination of the Agreement pursuant to Section 12.1(f) thereof.  The provisions of Section 7.4(b)(iii) of the Agreement shall survive any termination of the Agreement pursuant to Section 12.1(f) thereof.

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5.             The Break-Up Fee shall be treated as an administrative expense claim pursuant to sections 503(b)(1) and 507(a)(1) of the Bankruptcy Code.

6.             The Break-Up Fee shall be paid by the Debtors to the Purchaser within three (3) Business Days following the closing of a Prevailing Bid with any third party, and shall be paid by the Debtors to the Purchaser prior to the payment of the proceeds of such sale to any third party asserting a Lien on the Purchased Assets (and no Lien of any third party shall attach to the portion of the sale proceeds representing the Break-Up Fee).

7.             The Auction Notice is hereby approved as good and sufficient notice of the sale of the Purchased Assets, the Auction and all proceedings related thereto.

8.             The Debtors shall serve the Auction Notice upon the persons and in the manner specified in the Motion, including (without limitation) on all creditors of the Debtors.  Such service shall be deemed good and sufficient notice of this Order, the Motion, the Bidding Procedures, the Auction, the Approval Hearing, and all proceedings to be held thereon.

9.             The Cure Notice is hereby approved as good and sufficient notice of the proposed assumption and assignment of the Debtors’ executory contracts and unexpired leases.

10.          The Debtors shall serve the Cure Notice on all counterparties to the executory contracts and unexpired leases identified in the Cure Notice in the manner specified in the Motion.

11.          The Bidding Procedures (including the Break-Up Fee) are fair and reasonable, are reasonably calculated to produce the best and highest offers for the Purchased Assets, and will confer actual benefits upon the Debtors’ estates.  The Bidding Procedures represent an exercise of the Debtors’ sound business judgment and will facilitate an orderly sale process.

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12.          Objections, if any, to the sale of the Purchased Assets, shall be in writing, shall set forth the name of the objecting party, the basis for the objection and the specific grounds therefor, and shall be filed with the Court and served so as to be actually received by 5:00 p.m. (local time in Atlanta, Georgia) on May 4, 2012, by:  (i) counsel to the Debtors, King & Spalding LLP, 1180 Peachtree Street, Atlanta, Georgia 30309, Attention: Paul Ferdinands (Facsimile: (404) 572-5131), (ii) Office of the United States Trustee, 362 United States Courthouse, 75 Spring Street, SW, Atlanta, Georgia 30303, Attention Martin P. Ochs (Facsimile: (404) 331-4464), (iii) counsel to AgSouth Farm Credit, ACA, Smith, Gambrell & Russell, LLP, Promenade Two, Suite 3100, 1230 Peachtree Street, NE, Atlanta, Georgia 30309, Attention: Brian Hall (Facsimile: (404) 815-6837), and (iv) counsel to the Official Committee of Unsecured Creditors, Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, Attention: Jeffrey D. Prol (Facsimile: (973) 597-2400).

13.          Objections, if any, that relate to the proposed assumption and assignment of the Debtors’ executory contracts and unexpired leases (including, but not limited to, any objections relating to the validity of the cure amounts as determined by the Debtors or to otherwise assert that any amounts, defaults, conditions, or pecuniary losses must be cured or satisfied under any of the assigned executory contracts or unexpired leases as of the date of the Approval Hearing (not including accrued but not yet due obligations) in order for such contracts and leases to be assumed and/or assigned (a “Cure Objection”)), shall be filed with the Court and served so as to be actually received by 5:00 p.m. (local time in Atlanta, Georgia) on April 26, 2012 (the “Cure Objection Deadline”), by:  (i) counsel to the Debtors, King & Spalding, LLP, 1180 Peachtree Street, Atlanta, Georgia 30309, Attention:  Paul Ferdinands (Facsimile:  (404) 572-5131), (ii) counsel to AgSouth Farm Credit, ACA, Smith, Gambrell & Russell, LLP,

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Promenade Two, Suite 3100, 1230 Peachtree Street, NE, Atlanta, Georgia 30309, Attention: Brian Hall (Facsimile: (404) 815-6837), and (iii) counsel to the Official Committee of Unsecured Creditors, Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, Attention:  Jeffrey D. Prol (Facsimile:  (973) 597-2400).

14.          Except as set forth herein, unless a Cure Objection is filed and served by a non-debtor party to an executory contract or unexpired lease proposed to be assumed and assigned by the Cure Objection Deadline, all interested parties who have received actual or constructive notice of such Cure Objection Deadline shall be deemed to have waived and released any right to assert a Cure Objection and to have otherwise consented to the assumption and assignment of the executory contracts and unexpired leases set forth on the Cure Notice as served and shall be forever barred and estopped from asserting or claiming against Debtors, the Purchaser or any acquirer of the Purchased Assets, or any other assignee of them, that any additional amounts are due or defaults exist, or conditions to assignment must be satisfied, under such assumed contract or unexpired lease for the period prior to the date of the Approval Hearing.

15.          Each Cure Objection shall set forth the cure amount the objector asserts is due, the specific types and dates of the alleged defaults, pecuniary losses, conditions to assignment and the support therefor.

16.          Any hearings with respect to the Cure Objections may be held (a) at the Approval Hearing; or (b) at such other date as the Court may designate.  A properly filed and served Cure Objection shall reserve such party’s rights against the Debtors (but not against any purchaser of the Purchased Assets) respecting the Cure Obligation, but shall not constitute an objection to the relief generally requested in the Motion.

9

17.          Notwithstanding any provision in the Bankruptcy Rules to the contrary: (a) this Order shall be effective immediately and enforceable upon its entry and the stay provided for in Bankruptcy Rule 6004(h) is hereby waived; (b) the Debtors are not subject to any stay in the implementation, enforcement or realization of the relief granted in this Order; and (c) the Debtors are authorized and empowered to, and may in their discretion and without further delay, take any action and perform any act necessary to implement and effectuate the terms of this Order.

18.          To the extent this Order is inconsistent with any prior order or pleading with respect to the Motion in these cases, the terms of this Order shall govern.

19.          This Court shall retain jurisdiction to hear and determine all matters arising from or related to the implementation of this Order.

10

Prepared and presented by:

KING & SPALDING LLP

/s/ Paul K. Ferdinands
Paul K. Ferdinands
Georgia Bar No. 258623
pferdinands@kslaw.com
Jeffrey R. Dutson
Georgia Bar No. 637106
jdutson@kslaw.com
1180 Peachtree Street
Atlanta, Georgia 30309-3521
Telephone: (404) 572-4600
Facsimile: (404) 572-5131

COUNSEL FOR THE DEBTORS

11

EXHIBIT 1

Notice of Proposed Sale of the Debtors’ Assets, the Auction, and the Approval Hearing

EXHIBIT 2

Cure Notice

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF GEORGIA

ATLANTA DIVISION

In re:	)	Chapter 11
)
CAGLE’S, INC.,	)	Case No. 11-80202-JB
CAGLE’S FARMS, INC.,	)
)
Debtors.	)	Jointly Administered
)
)

NOTICE OF CURE AMOUNTS AND PROPOSED ASSUMPTION AND

ASSIGNMENT OF EXECUTORY CONTRACTS AND LEASES

PLEASE TAKE NOTICE OF THE FOLLOWING:

1.             On March 23, 2012, Cagle’s, Inc. and Cagle’s Farms, Inc. (collectively, the “Debtors”), filed the Debtors’ Motion for Entry of Orders Pursuant to 11 U.S.C. §§ 105, 363, and 365 (A) Authorizing and Scheduling an Auction at which the Debtors will Solicit the Highest or Best Bid for the Sale of Substantially all of their Assets; (B) Approving Bidding Procedures Related to Conduct of Auction; (C) Approving Breakup Fee; (D) Approving the Form and Manner of Notices of (I) Proposed Sale of the Debtors’ Assets, the Auction and the Approval Hearing, and (II) Proposed Assumption and Assignment of Executory Contracts and Leases; (E) Approving the Sale of the Assets to the Party Submitting the Highest or Best Bid; and (F) Granting Related Relief (the “Motion”) [Docket No.       ].  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Motion.

2.             On April       , 2012, the United States Bankruptcy Court for the Northern District of Georgia (the “Bankruptcy Court”) entered the Order Pursuant to Bankruptcy Code Sections §§ 105, 363, and 365: (A) Scheduling an Auction; (B) Scheduling the Date, Time and Place for a Hearing on the Proposed Sale Motion; (C) Approving the Form and Manner of Notices of: (I) the Proposed Sale of the Debtors’ Assets, the Auction and the Approval Hearing, and (II) Proposed Assumption and Assignment of Executory Contracts and Leases; and (D) Approving (I) Bidding Procedures, and (II) Break-up Fee (the “Order”) [Docket No.       ].

3.             A hearing to consider the remaining relief requested in the Motion and the results of the Auction (the “Approval Hearing”) will be held before the Honorable Joyce Bihary, United States Bankruptcy Judge, in Courtroom 1402, United States Courthouse, 75 Spring Street, S.W., Atlanta, Georgia 30303, at 10:00 a.m. on May 11, 2012.

4.             In connection with any sale of the Purchased Assets authorized at the Approval Hearing, the Debtors will assume and assign to the Stalking Horse Purchaser (or another acquirer of the Purchased Assets) certain of the Debtors’ executory contracts and leases.  Not all of the agreements listed in Exhibit A will be assumed and assigned by the Debtors.

5.             The Debtors believe that any and all defaults (other than the filing of these chapter 11 cases) and the actual pecuniary losses under the agreements listed on Exhibit A, to the extent they are Assumed Contracts, can be cured by the payment of the Cure Costs listed on Exhibit A.  The inclusion of any document on Exhibit A shall not constitute or be deemed to be a determination or admission by the Debtors that such document is, in fact, an executory contract or unexpired lease within the meaning of the Bankruptcy Code.

6.             If any non-debtor party to an agreement listed on Exhibit A objects to the Cure Cost listed on Exhibit A for such agreement or objects to the possible assumption and assignment of such agreement, such party must file an objection (a “Cure Objection”) with the Bankruptcy Court and serve such Cure Objection so as to be actually received by 5:00 p.m. (local time in Atlanta, Georgia) on April 26, 2012 (the “Cure Objection Deadline”), by:  (i) counsel to the Debtors, King & Spalding, LLP, 1180 Peachtree Street, Atlanta, Georgia 30309, Attention:  Paul Ferdinands (Facsimile:  (404) 572-5131), (ii) counsel to AgSouth Farm Credit, ACA, Smith, Gambrell & Russell, LLP, Promenade Two, Suite 3100, 1230 Peachtree Street, NE, Atlanta, Georgia 30309, Attention: Brian Hall (Facsimile: (404) 815-6837), and (iii) counsel to the Official Committee of Unsecured Creditors, Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, Attention:  Jeffrey D. Prol (Facsimile:  (973) 597-2400).  A Cure Objection must set forth the cure amount the objector asserts is due, the specific types and dates of the alleged defaults, pecuniary losses, conditions to assignment and the support therefor.

7.             Except as set forth in the Order, unless a non-debtor party to an agreement listed on Exhibit A files and serves a Cure Objection by the Cure Objection Deadline, such non-debtor party shall be deemed to have: (a) consented to the possible assumption and assignment of such executory contract or unexpired lease to the Stalking Horse Purchaser (or any other acquirer of the Purchased Assets); (b) waived and released any right to assert a Cure Objection; and (c) shall be forever barred and estopped from asserting or claiming against Debtors, the Stalking Horse Purchaser (or any other acquirer of the Purchased Assets), or any other assignee of them, that any additional amounts are due or defaults exist, or conditions to assignment must be satisfied, under such assumed contract or unexpired lease for the period prior to the date of the Approval Hearing.

8.             Any hearings with respect to the Cure Objections may be held (a) at the Approval Hearing; or (b) at such other date as the Bankruptcy Court may designate.

9.             If a non-debtor party to an agreement listed on Exhibit A agrees with the applicable Cure Cost set forth on Exhibit A and does not otherwise object to the Debtors’ possible assumption and assignment of the such agreement, no further action need be taken on the part of that non-debtor party.

10.          The Debtors decision to sell, assign and/or transfer the Assumed Contracts to the Stalking Horse Purchaser (or any other acquirer of the Purchased Assets) is subject to Bankruptcy Court approval and the closing of the transactions contemplated by either the Prevailing Bid or that certain Asset Purchase Agreement by and between the Debtors and the Stalking Horse Purchaser, dated March 22, 2012 (the “APA”).  Accordingly, absent such closing or further order of the Bankruptcy Court, none of the Assumed Contracts shall be assumed, sold,

2

assigned and/or transferred, and shall in all respects be subject to further administration under the Bankruptcy Code.

11.          Copies of the Motion and the Order can be obtained by accessing the Debtors website (http://www.kccllc.net/Cagles) or by contacting the Debtors’ claims agent by phone (877-606-7509) or by sending a written request to Cagle’s Claims Processing Center, c/o Kurtzman Carson Consultants LLC, 2335 Alaska Avenue, El Segundo, California 90245.  A copy of the APA may be obtained by making a request to King & Spalding LLP, 1180 Peachtree Street, Atlanta, Georgia 30309, Attention: Missy Heinz.

Date: April , 2012	By Order of the Court
Atlanta, Georgia
KING & SPALDING LLP
Paul Ferdinands
Georgia Bar No. 258623
pferdinands@kslaw.com
W. Austin Jowers
Georgia Bar No. 405482
ajowers@kslaw.com
Jeffrey R. Dutson
Georgia Bar No. 637106
jdutson@kslaw.com
1180 Peachtree Street
Atlanta, Georgia 30309-3521
	Telephone:	(404) 572-4600
	Facsimile:	(404) 572-5131

COUNSEL FOR THE
DEBTORS IN POSSESSION

3

EXHIBIT A TO CURE NOTICE

SCHEDULE OF CURE COSTS AND TRANSFERRED CONTRACTS

NON-GROWER CONTRACTS

Unless otherwise designated all contracts are with Cagle’s, Inc.

Vendor Name	Type	Start Date	Cure Cost
ADM Grain Company*	Grain Supply Contract		$0
Ahold USA	Poultry Supply Agreement	6/6/2011	$0
Air Products and Chemicals, Inc.	Product Supply Agreement (liquid nitrogen)	6/6/2008, as amended on 2/2/2009	$229,789.00
American Proteins, Inc.	Excess Chicken Waste Process Agreement	5/13/2009	$0
AmeriChicken Private Label	Poultry Supply Agreement	10/4/2011	$0
AppRiver	E-mail and Web Security Agreement	4/2011	$0
Arrington, Ricky*	Poultry Catching and Cooping Agreement	10/2/2006	$0
Bakery Feeds	Service Agreement (Removal service for Cagle’s Inc.’s quantity of surplus bakery products produced at Collinsville location)	10/31/2007	$0
BB&T Equipment Finance Corporation	Master Fixed Term Motor Vehicle Lease (2007 Great Dane (VIN # 1GRAA96297B711506))	3/19/2007	$0
BB&T Equipment Finance Corporation	Master Fixed Term Motor Vehicle Lease (2007 Pinson (VIN # 1P9AB38227P255071))	7/24/2007	$0
BB&T Equipment Finance Corporation	Master Fixed Term Motor Vehicle Lease (2008 Mack (VIN # 1M1AN09Y28N003351), 2008 Mack (VIN # 1M1AN09Y48N003349), 2008 Mack (VIN # 1M1AN09Y08N003350))	11/1/2007	$0
BFI Waste Services, LLC d/b/a Allied Waste Services of Rome*	Waste Disposal Agreement (No. 101297)	2/2/2012	$15,460.00
BOC Gases c/o The Linde Group	Product Agreement (nitrogen gas)	7/1/2008	$7,282.00
CBeyond Communications, Inc.	Telephone Service Contract	6/30/2008	$531.00
CFS Computerway Food Systems	Computer Maintenance Contract	6/11/2007	$2,071.00
CHEP USA	Equipment Pooling Systems Agreement (Pallet equipment rental)	1/30/2002	$26,302.00
CiNTAS	Standard Uniform Rental Service Agreement (Location No. 746)	5/01/2008	$0

Vendor Name	Type	Start Date	Cure Cost
CiNTAS	Standard Uniform Rental Service Agreement (Location No. 745)	2/10/2009	$12,671.00
Continental Carbonic Products, Inc.	Dry Ice Agreement	4/20/2009	$96,463.00
CPM Beta Raven*	Phone Support Service Agreement		$0
CSX Transportation, Inc.*	Railroad Transportation Contract	9/1/2009	$438,871.00
DeKalb- Cherokee Counties Gas District	Priority 2 Interruptible Rate Service Contract	11/2/2010	$30,504.00
DS Waters of America, Inc.*	Water/Coffee Service Agreement	10/20/2008	$0
Energy Solutions, Inc.	Interruptible Retail Customer Agreement	3/13/2007	$40,332.00
Evonik Degussa Corp.*	Supply Agreement	10/1/2010	$942,753.00
Five Star Food Service, Inc.	Vending Services Agreement	3/28/2011	$0
Five Star Food Service, Inc.	Equipment Purchase Agreement	4/18/2011	$0
Food Giant Central Division	Poultry Supply Agreement	1/1/2011	$0
Food Giant Southern Division	Poultry Supply Agreement	1/1/2011	$0
General Electric Capital Corporation	Equipment Contract (Konica C452 (A0P2011001001), Konica Bizhub 501, (A0R5011011061), Konica C552 (A0P1011002578), Konica C552 (A0P1011002563), Konica Bizhub 501 (A0R5011011204), Konica C452 (A0P2011001036), Konica Bizhub 501 (A0R5011011036), Konica Bizhub 222 (A11W011008990))	11/25/2009	$4,228.00
Hood, Ernest and Alice Jane Ramsey	Land Spraying Agreement	5/13/1994	$0
Imagistics	Fax Machine Rental Agreement (Rockmart, GA)	12/12/2006	$0
Imagistics	Fax Machine Rental Agreement (Atlanta, GA)	12/13/2006	$0
Imagistics	Fax Machine Rental Agreement (Collinsville, AL)	12/13/2006	$0

2

Vendor Name	Type	Start Date	Cure Cost
International Business Machines Corporation	Maintenance Agreement	6/18/2007	$0
International Paper Company	Container Supply Agreement	6/1/2010	$1,132,264.00
Interpest, Inc.	Pest Management Service Agreement	6/1/2011	$5,942.00
King Kullen Grocery Co.	Poultry Supply Agreement	7/11/2011	$0
Kronos, Inc.	Software Maintenance Agreement	4/26/2004	$0
Kronos, Inc.	Depot Exchange Maintenance Agreement	4/26/2004	$0
Kronos, Inc.	Sales Agreement and Software License	4/26/2004	$0
K-V-A-T Food City	Poultry Supply Agreement	7/5/2011	$0
Linde, Inc. d/b/a Linde Group	Product Supply Agreement (Liquid CO2)	12/15/2008	$0
M-Tech Systems USA, Inc.	Master Software License Agreement	8/31/2004	$0
Mountaire Farms, Inc.	Agreement (Mechanically Separated Chicken)	1/1/2011, as amended on 12/13/2011	$104,244.00
Norfolk Southern Railway*	Transportation Contract	7/1/2009	$125,624.00
Novus International, Inc.*	Sales Contract (Santoquin Feed Preserve)	5/7/2010	$21,578.00
PATTCO Printer Systems	Master Maintenance Contract	4/16/2011	$0
Piggly Wiggly Alabama Dist. Co.	Poultry Supply Agreement	5/9/2011	$0
Poet Nutrition	Livestock Feed Agreement	10/7/2011	$0
Poultry Housekeeping Services, Inc. d/b/a Poultry Health, LLC*	Poultry Vaccination, Handling and Spiking Agreement	4/22/2008	$0
Railroad Traffic Control Inc.	Signal Maintenance & Signal System Engineering and Construction Contract	11/16/1999	$758.00
Retail, Wholesale and Department Store Union of United Food and Commercial Workers Local #315	Labor Agreement	11/1/2008	$0

3

Vendor Name	Type	Start Date	Cure Cost
Rouses Markets	Poultry Supply Agreement	5/6/2011	$0
Royal Farms	Poultry Supply Agreement	1/1/2010	$0
Sprint Solutions, Inc.	Service Agreement	12/21/2009	$0
Stew Leonard’s	Poultry Supply Agreement	7/11/2011	$0
Teal, Darrell	Lease Agreement (1705 S. Highway 100, Bowden, GA - commercial office building lease)	8/20/1997	$0
The Steritech Group, Inc.*	Product/Equipment Sales Agreement (Eco-Sensitive Zero-Tolerance Pest Prevention Program)	3/18/2010	$1024.00
Unicorn HRO LLC	HR/Payroll Maintenance Agreement	8/1/2001	$0
United Supermarket	Poultry Supply Agreement	2/14/2011	$0
Wells Fargo Equipment Finance, Inc.	Master Lease (No. 151253) (Quik Chill 3000 System)	11/16/2010, supplement executed on 3/28/2011	$0
Wells Fargo Financial Capital Finance	Single Sided Lease Agreement (No. 200971610) (Nissan Forklift BX40 (w/ Battery))	7/8/2009	$0
Wells Fargo Financial Capital Finance	Single Sided Lease Agreement (No. 200971611) (Nissan Forklift TX30 (2) (with Battery (2)))	4/13/2009	$0
Wells Fargo Financial Capital Finance	Single Sided Lease Agreement (No. 200985342) Nissan Forklift BXP35 (with Battery (1) and Charger (1)))	4/9/2010	$935.00
Wells Fargo Financial Capital Finance	Single Sided Lease Agreement (No. 200982937) (Heli Forklifts CPYD25-TY (2); Nissan Forklift PF80YLP)	11/30/2010	$1,670.00
Wells Fargo Financial Capital Finance	Single Sided Lease Agreement (No. 200985344) (Nissan Forklift PF80)	2/1/2010	$937.00
Wells Fargo Financial Capital Finance	Equipment Lease (No. 211004668) (Nissan Forklifts WPN60 (8), Exide Batters 12-85-13A (8), Exide Chargers XRT12-600B (8))	5/14/2010	$3,904.00
Wells Fargo Financial Capital Finance	Single Sided Lease Agreement (No. 200985343) (Nissan Forklifts BX35 (2), Batteries (3), Chargers (2))	2/1/2010	$1,827.00

*Cagle’s Farm, Inc. is the only Seller party to contract.

4

BROILER PRODUCTION AGREEMENTS

All contracts are with Cagle’s Farms, Inc.

Grower Name	Address	City	State	Zip	Date Contract was Entered Into	Cure Cost
Adams, Judy	2971 Lovvorn Mill Road	Waco	GA	30182	3/8/2010	$0
Bailey, Josh (dba Josh Bailey Farm)	10804 County Road 56	Woodland	AL	36280	3/12/2010	$0
Bailey, Ruby	10701 County Road 56	Woodland	AL	36280	2/2/2011	$0
Bartlett, Barbara	420 Cavender Lane	Bowdon	GA	30108	3/9/2010	$0
Bell, Eddie	1241 Roopville Veal Road	Roopville	GA	30170	3/3/2010	$0
Bell, Kim	1146 Veal Road	Roopville	GA	30170	3/15/2010	$0
Bing, James & Mary	278 Lyons Bridge Road	Lindale	GA	30147	3/9/2010	$0
Brazeal, Jack	525 David Road	Franklin	GA	30217	3/1/2010	$0
Brazeal, Jack (dba Rattlesnake Farm)	406 Davis Road	Franklin	GA	30217	3/9/2010	$0
Brock, Linda	112 Heil Brock Road	Carrollton	GA	30116	6/8/2009	$0
Brookins, Linda	34030 Hwy 48	Graham	AL	36263	3/9/2010	$0
Brown, Debra	317 Compton Circle	Rockmart	GA	30153	3/10/2010	$0
Brown, Harold (dba Harold Brown)	978 Mountain Loop Road	Sugar Valley	GA	30125	3/10/2010	$0
Buchanan, Danny	169 Craven Road	Bowdon	GA	30108	3/9/2010	$0
Cagle, Bradley	317 Lyons Bridge Road	Lindale	GA	30147	3/8/2010	$0
Caldwell, Gwen (dba Black Jack Mtn.)	710 Lower Caldwell Road	Bowdon	GA	30108	3/5/2010	$0
Caldwell, Gwen (dba Caldwell Farm)	707 Lower Caldwell Road	Bowdon	GA	30108	3/5/2010	$0
Castleberry, Cynthia (dba Promised Land Farm)	428 Hopewell Road	Roopville	GA	30170	3/3/2010	$0
Colston. Dwain	655 Bailey Road	Rome	GA	30161	3/5/2010	$0
Crews, Jodie	5505 Mt. Zion Road	Waco	GA	30182	5/6/2010	$0
Crumbley, Margaret	County Road 616 Box 418	Ranburne	AL	36273	3/11/2010	$0
Daniel, Barry	8207 County Rd 92	Newell	AL	36280	3/1/2010	$0
Dillard, Bill & Sandra	2537 Old Rome Dalton Road	Calhoun	GA	30701	6/8/2009	$0
Dry Creek Farms (Stan Stephens)	P. O. Box 908207	Gainesville	GA	30501	3/16/2010	$0
Edwards, Laura	766 County Road 429	Graham	AL	36263	3/9/2010	$0
Gable, Danny & Wanda	200 Mandeville Road	Carrollton	GA	30117	3/4/2010	$0
George, Randy (dba R&R Farm)	21020 Hwy. 100	Franklin	GA	30217	3/4/2010	$0
George, Rick & Randy	21020 Hwy. 100 North	Franklin	GA	30217	3/4/2010	$0
Geter, Dwain	47 Cook St.	Roopville	GA	30170	9/30/2010	$0
Gibbs, Jerry (dba Red Comb Farm)	1797 County Road 28	Ranburne	AL	36273	3/4/2010	$0
Gibbs, Scottie	1026 Dot Road	Bowdon	GA	30108	3/9/2010	$0

5

Grower Name	Address	City	State	Zip	Date Contract was Entered Into	Cure Cost
Gifford, Jennings (dba Kickin Chicken Farm)	402 County Rd 478	Centre	AL	35960	8/4/2011	$0
Hammond, Jo Ann (dba Hammond Farms)	851 County Road 110	Graham	AL	36263	3/9/2010	$0
Hand, Gene (dba Hand Poultry Farm)	111 Felton Rockmart Rd.	Buchanan	GA	30113	8/23/2010	$0
Hanson, Carolyn	1925 County Road 63	Ranburne	AL	36273	3/9/2010	$0
Harris, Joe & Dawn (dba Harris Poultry)	1594 East Hwy. 5	Carrollton	GA	30117	3/12/2010	$0
Hawkins, Matt	262 Portland Road	Aragon	GA	30104	3/12/2010	$0
Hilburn, Albert & Angela	1055 Woody Road	Adairsville	GA	30103	6/14/2011	$0
Hilburn, Chris (Hilburn Poultry)	P.O Box 720	Adairsville	GA	30103	1/27/2011	$0
Holt, Jim	62 Holt Road	Cartersville	GA	30121	3/15/2010	$0
Huddleston, David	340 Potts Road	Roopville	GA	30170	3/4/2010	$0
Hudgins, Jason	571 Rogers Street	Roopville	GA	30170	3/11/2010	$0
Hudgins, Kathy (dba Hudgins Farms)	571 Rogers Street	Roopville	GA	30170	3/11/2010	$0
Hulsey, Danny	435 Hugh Deems Road	Cedartown	GA	30125	3/9/2010	$0
Huynh, Harrison (dba Harrison Farm)	P.O Box 1707	Cartersville	GA	30120	3/19/2010	$0
Huynh, Harrison (dba Lisa Farm)	3301 Timberlock Drive	Marietta	GA	30068	3/11/2010	$0
Hyde, Jeni (dba Jeni Hyde Farming)	441 Clear Creek Road N. W.	Adairsville	GA	30103	3/17/2010	$0
Iverson, Tim (dba Deanna Iverson)	72 Nugget Rd	Carrollton	GA	30117	3/5/2010	$0
Iverson, Tim (dba Max Farm)	72 Nugget Road	Carrollton	GA	30117	3/9/2010	$0
Jennings, Cathy	1794 Rockmart Road	Buchanan	GA	30113	3/10/2010	$0
Jones, Hand (dba Jones Farm)	5848 Hwy. 337	Lafayette	GA	30728	3/12/2010	$0
Justice, Janis (dba Highlander Poultry)	21 Shadowood Circle S. E.	Silver Creek	GA	30173	3/15/2010	$0
Kiser, Darren	Rt. 1 Box 400	Graham	AL	36263	3/15/2010	$0
Lane, Parks (dba Lane’s Poultry Farm)	3092 Lane Road	Franklin	GA	30217	3/4/2010	$0
Langley, Clifton	165 1st Ave N	Ranburne	AL	36273	3/11/2010	$0
Lovvorn, Doyle (dba Lovvorn Farm)	681 Stateline Road	Bowdon	GA	30108	3/5/2010	$0
Lovvorn, Tim (dba Dot Creek)	2117 Alabama Road	Roopville	GA	30170	3/5/2010	$0
M&M Farm (Mickey Wright)	P. O. Box 1901	Cedartown	GA	30125	3/4/2010	$0
Matthews, Alan (dba Manninglake Farm Inc.)	751 Cedar Creek Road N. W.	Cartersville	GA	30121	3/15/2010	$0
McWilliams, David (dba McWilliams Poultry)	1482 W. Armuchee Rd.	Lafayette	GA	30728	3/11/2010	$0

6

Grower Name	Address	City	State	Zip	Date Contract was Entered Into	Cure Cost
Miller Farms (Johnny Miller)	2835 County Rd 1	Collinsville	AL	35961	3/5/2010	$0
Mobbs, John L. (#1)	175 Little Harmony Road	Cedartown	GA	30125	3/4/2010	$0
Mobbs, John L. (#2)	175 Little Harmony Road	Cedartown	GA	30125	3/4/2010	$0
Morrison, Mack Jr. (dba Morrison Poultry)	104 Morrison Circle	Lafayette	GA	30728	3/12/2010	$0
Murphy, Chad (dba Murphy Poultry)	22440 Hwy 48	Woodland	AL	36280	3/10/2010	$0
Nelson, Brent	161 Jimmie Nelson Road	Kingston	GA	30145	3/5/2010	$0
Noles, Clarence Jr. (dba Noles Farm, LLC)	7925 County Road 49	Ranburne	AL	36273	6/10/2009	$0
Noles, Shirley	7719 County Road 49	Ranburne	AL	36273	3/8/2010	$0
Owen, Byron (dba Owen Farm)	105 County Rd 454	Heflin	AL	36260	3/4/2010	$0
Ray, Deborah	769 Floyd Springs Road	Armuchee	GA	30105	4/6/2011	$0
Reeves, Skip	278 Dickerson Road	Franklin	GA	30217	3/9/2010	$0
Robertson Farm (David Robertson)	1967 Ga Hwy 100s	Tallapoosa	GA	30176	1/18/2011	$0
Rogers, Dale & Reid	1714 County Road 48	Heflin	AL	36264	3/8/2010	$0
Rowland, Steve	668 Kent Road	Bowdon	GA	30108	3/12/2010	$0
Sailors, Michael (dba TCS Farm)	820 Town Creek Road	Franklin	GA	30217	3/5/2010	$0
Sorrells, June	718 Bellview Road	Rockmart	GA	30153	3/21/2010	$0
Stewart, Billy	3325 Old Columbus Road	Roopville	GA	30170	3/11/2010	$0
Stewart, Curtis & Maxcine	375 Sardis Bethel Road	Bowdon	GA	30108	3/12/2010	$0
Sullivan, Edith	658 High Point Road	Bowdon	GA	30108	3/9/2010	$0
Sullivan, Perry	658 High Point Road	Bowdon	GA	30108	3/9/2010	$0
Turner, Hal	966 County Road 684	Ranburne	AL	36273	3/12/2010	$0
Turner, Mike	2031 County Road 110	Ranburne	AL	36263	3/5/2010	$0
Turner, Randle	403 County Road 49	Ranburne	AL	36273	3/5/2010	$0
Turner, Sherry	966 County Road 684	Ranburne	AL	36273	11/15/2010	$0
Van Patten, David	625 County Road 454	Heflin	AL	36264	3/4/2010	$0
West, Duane	3753 Johnson Lake Road	Cedartown	GA	30125	3/10/2010	$0
Wheeler, Charles	1097 Shiloh Road	Cedartown	GA	30125	3/4/2010	$0
Widener, Gail (dba G&G Farms)	1600 Brickyard Road	Bowdon	GA	30108	3/15/2010	$0
Wiggins, Ray	966 County Road 430	Graham	AL	36263	3/16/2010	$0
Williamson, Richard	1940 Roosterville Road	Roopville	GA	30170	3/8/2010	$0
Woody, Dwain	3525 County Road 4	Piedmont	AL	36272	6/22/2010	$0
Wright, David	250 Ephesus Church Rd	Whitesburg	GA	30185	3/12/2010	$0
Wysner, Roy	259 Sardi Bethel Road	Bowdon	GA	30108	3/11/2010	$0
Young, Greg	1245 County Road 440	Heflin	AL	36264	3/5/2010	$0

7

PULLET PRODUCTION AGREEMENTS

All Pullet Production Agreements are with Cagle’s Farms, Inc.

Grower Name	Address	City	State	Zip	Date Contract was Entered Into	Cure Cost
Barton, Gail B.	974 Yarborough Mill Rd.	Fairmount	GA.	30139	9/27/2011	$0
Barton, Gail B. #2	974 Yarborough Mill Rd	Fairmount	GA	30139	10/11/2011	$0
Crumbley, Greg	P O Box 215	Eton	GA	30724	8/30/2011	$0
Jackson, Kenneth	307 Pullian Rd	Chatsworth	GA	30705	6/17/2011	$0
Jordan, Billy	638 Good Hope Rd.	Dalton	GA.	30722	9/30/2011	$0
Kerr, J & M	Rt. 8 Box 295	Cleveland	TN.	37311	9/13/2011	$0
Kerr, J & M	Rt 8 Box 795	Cleveland	TN	37311	9/27/2011	$0
Kimsey, Raymond	197 New Hope Rd	Cleveland	TN	37329	7/5/2011	$0
Kimsey, Raymond	197 New Hope Rd	Cleveland	TN	37329	7/19/2011	$0
Lowe, Bill	8201 Nicholsville Rd	Ranger	GA	30734	10/11/2011	$0
McReynolds, Tonya	907 Yarbrough Mill	Fairmount	GA	30139	10/11/2011	$0
McReynolds, Tonya	907 Yarborough Mill	Fairmount	GA	30139	10/18/2011	$0
Sneed, Darryl	582 Thompson Springs Rd S. E.	Cleveland	TN	37323	7/19/2011	$0
Sneed, Darryl	582 Thompson Springs Rd. S.	Cleveland	TN	37323	8/2/2011	$0
Walston, Harold	4363 Keith Rd	Ringgold	GA	30736	7/19/2011	$0
Walston, Harold	4363 Keith Road	Ringgold	GA	30736	7/5/2011	$0
Witt, William C.	1062 McDaniel Station Rd. S.W.	Calhoun	GA	30701	6/7/2011	$0

BREEDER HEN AGREEMENTS

All Breeder Hen Agreements are with Cagle’s Farms, Inc.

Grower Name	Address	City	State	Zip	Date Contract was Entered Into	Cure Cost
Addis, Steven	1101 Houston Valley Rd	Rocky Face	GA	30740	5/6/2011	$0
Barrett, Ruth	8339 Hwy 337	Lafayette	GA	30728	3/30/2011	$0
Crawford, Richard	3371 Lower Gordon Springs Rd	Rocky Face	GA	30740	2/8/2011	$0
Davis, Richard	P O Box 353	Eton	GA	30724	8/9/2011	$0
Davis, Rick	P O Box 353	Eton	GA	30724	8/8/2011	$0
Davis, Stephen	291 Marshall Circle Se	Cleveland	TN	37323	6/16/2011	$0
Dodd, Ronnie	720 Union Grove Church	Adairsville	GA	30103	3/2/2011	$0

8

Grower Name	Address	City	State	Zip	Date Contract was Entered Into	Cure Cost
Gravely, Norris Lamar #1	342 Mansfield Rd	White	GA	30184	4/12/2011	$0
Gravley, Norris Lamar #2	342 Mansfield Rd	White	GA	30184	4/12/2011	$0
Keith, Danny	Griffin Road	Lafayette	GA	30728	1/5/2011	$0
Lam, Huyen (Holi Farms)	531 Cash Rd	Calhoun	GA	30701	5/20/2011	$0
Lam, Huyen (Holi Farms)	4953 Cline Rd.	Resaca	GA	30735	5/20/2011	$0
McIntosh Trail Farm (Shirley Kinnard)	1051 Hwy 5 West	Roopville	GA	30170	7/12/2011	$0
Miracle, Wayne	5005 Houston Valley Road	Ringgold	GA	30736	8/29/2011	$0
Miracle, Wayne	5005 Houston Valley Road	Ringgold	GA	30736	9/12/2011	$0
Mitchell, William	199 Bill Mitchell Rd	Summerville	GA	30747	9/20/2011	$0
Ngo, Toby	2100 Moore’s Ferry Road	Plainville	GA	37033	6/28/2011	$0
Pham, Phuc	179 Bethlehem Church Rd. S. E.	Calhoun	GA	30701	8/22/2011	$0
Postelle, J.B.	743 W. Nance Springs Rd.	Dalton	GA	30720	9/13/2011	$0
Rapp, Paul	671 Carter Mountain Road	Fairmont	GA	30139	6/16/2011	$0
Roberts, Sparky	798 Old Grade Road	Resaca	GA	30735	1/9/2011	$0
Roden, Stephen	1355 Covington Bridge Rd	Fairmount	GA	30139	3/9/2011	$0
Ross, John #1	1021 Erwin Hill Rd S. E.	Adairsville	GA	30103	2/4/2011	$0
Ross, John #2	1021 Erwin Hill Road	Adairsville	GA	30103	2/4/2011	$0
Stone, Brandon	11379 Hwy 225 South	Chatsworth	GA	30705	5/3/2011	$0
Thomason, J. William (Five Oaks)	1259 Rollins Ketchum road	Dalton	GA	30721	9/14/2011	$0
Vo, Minh	6208 Nicklesville Rd.	Ranger	GA	30734	7/14/2011	$0
Vo, Minh	6208 Nicklesville Rd.	Ranger	GA	30734	6/30/2011	$0
Warren, Henry	Banks Circle	Roopville	GA	30170	2/4/2011	$0
Webb, Billy	2193 Richard Bennett Road	Crandall	GA	30711	6/15/2011	$0
Webb, Jonathan W. (Sugar Creek Farm)	Richard Bennett Rd	Crandall	GA	30711	4/18/2011	$0
Winfrey, James	P O Box 246	Oakman	GA	30732	3/17/2011	$0

POST-PETITION CONTRACTS

Name	Type of Agreement	Date Contract was Entered Into	Cure Cost
Adam’s Super Food Stores	Poultry Supply Agreement	1/1/2012	$0
Aterian Investment Advisors	Confidentiality Agreement	12/8/2011	$0
Aurora Management	Confidentiality Agreement	12/5/2011	$0
Big Y World Class Supermarket	Poultry Supply Agreement	12/15/2011	$0

9

Name	Type of Agreement	Date Contract was Entered Into	Cure Cost
Bill Miller BBQ	Supply Agreement	10/19/2011	$0
Brakebush Brothers	Confidentiality Agreement	3/2/2012	$0
Brakebush Brothers	Supply Agreement	12/22/2011	$0
Broaster Company, LLC	Poultry Supply Agreement	1/1/2012	$0
C&S /Southern Family Markets	Poultry Supply Agreement	1/1/2012	$0
Cargle, Jeffery	Breeder Hen Agreement	10/19/2011	$0
Case Foods	Confidentiality Agreement	12/21/2011	$0
Continental Mills	MRB Batter Supply Agreement	1/1/2012	$0
Counsel RB, Barliant Auctions, Great American	Confidentiality Agreement	1/5/2012	$0
Creo Capital	Confidentiality Agreement	12/15/2011	$0
Dinh, Huy (Joseph 1)	Breeder Hen Agreement	11/1/2011	$0
Dinh, Huy (Joseph 2)	Breeder Hen Agreement	11/1/2011	$0
EG Capital	Confidentiality Agreement	12/16/2011	$0
Filet of Chicken	Confidentiality Agreement	11/23/2011	$0
George’s Inc.	Confidentiality Agreement	12/8/2011	$0
Grey Mountain	Confidentiality Agreement	12/13/2011	$0
Griffith Laboratories	Inject Agreement	1/1/2012	$0
H. Nagel & Son Co.	Flour Contract	1/1/2012	$0
Industrias Bachoco	Confidentiality Agreement	1/10/2012	$0
Insight Equity	Confidentiality Agreement	12/20/2011	$0
Kelly Capital	Confidentiality Agreement	12/20/2011	$0
Keystone Foods	Confidentiality Agreement	12/12/2011	$0
Koch Foods	Confidentiality Agreement	11/10/2011	$0
Landmark Foods	Frames Contract	10/31/2011	$0
Lincolnshire	Confidentiality Agreement	12/6/2011	$0
Lindsay Goldberg	Confidentiality Agreement	12/19/2011	$0
Lively, Lonnie (LA Farm)	Breeder Hen Agreement	11/29/2011	$0
Marlin Management Company	Confidentiality Agreement	11/30/2011	$0
M.C. Farm (867)	Breeder Hen Agreement	10/19/2011	$0
M.C. Farm (967)	Breeder Hen Agreement	10/19/2011	$0
Meijer	Poultry Supply Agreement	2/23/2012	$0
Monomoy Capital	Confidentiality Agreement	12/12/2011	$0
NEC Corporation of America	Maintenance Agreement for Telecommunication Equipment	10/25/2011	$0
Pfizer	Lease, Supply and Service Agreement	1/6/2012	$0
Platinum Equity Advisors	Confidentiality Agreement	1/5/2012	$0
Resilience Capital Partners	Confidentiality Agreement	12/16/2011	$0
Revolution Capital Group	Confidentiality Agreement	12/6/2011	$0
Richard Cogdill Investor Group	Confidentiality Agreement	1/10/2012	$0
Safeway Inc.	Poultry Supply Agreement	2/1/2012	$0
Scott, Johnny Bradley	Breeder Hen Agreement	11/30/2011	$0
Sigma Alimentos	Confidentiality Agreement	12/16/2011	$0
Smithfield Foods	Confidentiality Agreement	12/6/2011	$0
Summit Investment Management	Confidentiality Agreement	1/3/2012	$0
Sun Capital Partners Group	Confidentiality Agreement	12/12/2011	$0

10

Name	Type of Agreement	Date Contract was Entered Into	Cure Cost
Supply Management Services, Inc.	Poultry Supply Agreement	1/20/2012	$0
T&G Poultry (Sandie Turner)	Pullet Production Agreement	11/1/2011	$0
The Gores Group	Confidentiality Agreement	12/7/2011	$0
Travis Donnelly	Confidentiality Agreement	1/4/2012	$0
Wakefern Food Corporation	Poultry Supply Agreement	1/1/2012	$0
Wayne Farms	Confidentiality Agreement	11/11/2011	$0
Wells, Ross	Hearts and Livers Supply Agreement	12/22/2011	$0
Wenda America, Inc.	Supply Agreement	1/26/2012	$0
Wind Point Partners	Confidentiality Agreement	12/9/2011	$0

11

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF GEORGIA

ATLANTA DIVISION

In re:	)	Chapter 11
)
CAGLE’S, INC.,	)	Case No. 11-80202-JB
CAGLE’S FARMS, INC.,	)
)
Debtors.	)	Jointly Administered
)

NOTICE OF PROPOSED SALE OF THE DEBTORS’ ASSETS, THE

AUCTION, AND THE APPROVAL HEARING

PLEASE TAKE NOTICE OF THE FOLLOWING:

1.             On March 23, 2012, Cagle’s, Inc. and Cagle’s Farms, Inc. (collectively, the “Debtors”), filed the Debtors’ Motion for Entry of Orders Pursuant to 11 U.S.C. §§ 105, 363, and 365 (A) Authorizing and Scheduling an Auction at which the Debtors will Solicit the Highest or Best Bid for the Sale of Substantially all of their Assets; (B) Approving Bidding Procedures Related to Conduct of Auction; (C) Approving Breakup Fee; (D) Approving the Form and Manner of Notices of (I) Proposed Sale of the Debtors’ Assets, the Auction and the Approval Hearing, and (II) Proposed Assumption and Assignment of Executory Contracts and Leases; (E) Approving the Sale of the Assets to the Party Submitting the Highest or Best Bid; and (F) Granting Related Relief (the “Motion”) [Docket No.       ].  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Motion.

2.             On April       , 2012, the United States Bankruptcy Court for the Northern District of Georgia (the “Bankruptcy Court”) entered the Order Pursuant to Bankruptcy Code Sections §§ 105, 363, And 365: (A) Scheduling an Auction; (B) Scheduling the Date, Time and Place for a Hearing on the Proposed Sale Motion; (C) Approving the Form and Manner of Notices of: (I) the Proposed Sale of the Debtors’ Assets, the Auction and the Approval Hearing, and (II) Proposed Assumption and Assignment of Executory Contracts and Leases; and (D) Approving (I) Bidding Procedures, and (II) Break-up Fee (the “Order”) [Docket No.       ].

3.             Any third party (other than the Stalking Horse Purchaser) that is interested in acquiring the Purchased Assets must submit an Initial Overbid conforming to the requirements set forth in the Bidding Procedures set forth in the Order by not later than 5:00 p.m. local time in Atlanta, Georgia on May 4, 2012 (the “Bid Deadline”).

4.             Any Initial Overbid must be submitted to (a) Cagle’s, Inc., 1385 Collier Road NW, Atlanta, Georgia 30318, Attention: J. Douglas Cagle (Facsimile: (404) 350-9605), (b) counsel to the Debtors, King & Spalding LLP, 1180 Peachtree Street, Atlanta, Georgia 30309, Attention: Paul Ferdinands (Facsimile: (404) 572-5131), (c) FTI Consulting, Inc., 1201 W. Peachtree Street, NW, Suite 500, Atlanta, Georgia 30309, Attention:  Keith F. Cooper (Facsimile: (404) 460-6299), (d) Lazard Middle Market LLC, 11 West 42nd Street, New York,

New York 10036, Attention: Andrew Torgove (Facsimile: (212) 758-3833), (e) counsel to AgSouth Farm Credit, ACA, Smith, Gambrell & Russell, LLP, Promenade Two, Suite 3100, 1230 Peachtree Street, NE, Atlanta, Georgia 30309, Attention: Brian Hall (Facsimile: (404) 815-6837), and (f) counsel to the Official Committee of Unsecured Creditors, Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, Attention: Jeffrey D. Prol (Facsimile: (973) 597-2400), in each case so as to be received not later than the Bid Deadline.  The Debtors may extend the Bid Deadline without further notice and for one or more bidders, but shall not be obligated to do so.

5.             In the event that the Debtors receive a conforming Initial Bid from a Qualified Bidder, the Debtors will conduct an auction (the “Auction”) with respect to the sale of the Purchased Assets.  The Debtors shall hold the Auction for the Purchased Assets at the offices of King & Spalding LLP, 1180 Peachtree Street, N.E., Atlanta, Georgia 30309, commencing on May 10, 2012 at 10:00 a.m. local time, or at such other time and location as may be designated by the Debtors.  All bidding for the Purchased Assets will be concluded at the Auction and there will be no further bidding at the Bankruptcy Court hearing held to approve the highest or best bid for the Purchased Assets (the “Approval Hearing”).

6.             The Approval Hearing will be conducted at 10:00 a.m., on May 11, 2012, in Courtroom 1402, United States Courthouse, 75 Spring Street SW, Atlanta, Georgia 30303, at which time the Debtors intend to present the Prevailing Bid for approval by the Bankruptcy Court pursuant to the provisions of sections 105, 363(b), 363(f), 363(m), 363(n) and 365 of the Bankruptcy Code.  The Debtors shall be deemed to have accepted a bid only when the bid has been approved by the Bankruptcy Court at the Approval Hearing.

7.             At the Approval Hearing the Debtors will seek authorization to consummate the transactions contemplated by either the Prevailing Bid or that certain Asset Purchase Agreement by and between the Debtors and the Stalking Horse Purchaser, dated March 22, 2012 (the “APA”).  The Debtors will seek to sell and transfer the Purchased Assets and assume and assign the Assumed Contracts, subject to the terms of the Prevailing Bid, to either the Stalking Horse Purchaser or the purchaser under the Prevailing Bid, free and clear of any and all Liens (as such term is defined in the APA), other than those specifically assumed by the party submitting the Prevailing Bid.

8.             Objections, if any, to the sale of the Purchased Assets, shall be in writing, shall set forth the name of the objecting party, the basis for the objection and the specific grounds therefor, and shall be filed with the Bankruptcy Court and served so as to be actually received by 5:00 p.m. local time in Atlanta, Georgia, on May 4, 2012, by:  (a) counsel to the Debtors, King & Spalding LLP, 1180 Peachtree Street, Atlanta, Georgia 30309, Attention: Paul Ferdinands (Facsimile: (404) 572-5131), (b) Office of the United States Trustee, 362 United States Courthouse, 75 Spring Street, SW, Atlanta, Georgia 30303, Attention Martin P. Ochs (Facsimile: (404) 331-4464), (c) counsel to AgSouth Farm Credit, ACA, Smith, Gambrell & Russell, LLP, Promenade Two, Suite 3100, 1230 Peachtree Street, NE, Atlanta, Georgia 30309, Attention: Brian Hall (Facsimile: (404) 815-6837), (d) counsel to the Official Committee of Unsecured Creditors, Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068, Attention: Jeffrey D. Prol (Facsimile: (973) 597-2400), and (e) counsel to the Stalking Horse Purchaser, Duane Morris LLP, 190 South LaSalle Street, Suite 3700, Chicago, Illinois

2

60603, Attention: Thomas R. Wechter (Facsimile: (312) 277-2528).  Each person or entity who receives notice of the proposed sale of the Purchased Assets and who does not object thereto on or prior to the May 4, 2012, deadline shall be deemed to have consented to the sale.

9.             This Notice and the Auction are subject to the terms and conditions of the Order and the Bidding Procedures, which shall control in the event of any conflict with this Notice.  Copies of the Motion and the Order can be obtained by accessing the Debtors website (http://www.kccllc.net/Cagles) or by contacting the Debtors’ claims agent by phone (877-606-7509) or by sending a written request to Cagle’s Claims Processing Center, c/o Kurtzman Carson Consultants LLC, 2335 Alaska Avenue, El Segundo, California 90245.  Parties interested in receiving more information regarding the sale of the Purchased Assets, subject to any necessary confidentiality agreement, may make a written request to: (i) counsel to the Debtors, King & Spalding LLP, 1180 Peachtree Street, Atlanta, Georgia 30309, Attention: Paul Ferdinands (Facsimile: (404) 572-5131); or (ii) Lazard Middle Market LLC, 11 West 42nd Street, New York, New York 10036, Attention: Andrew Torgove (Facsimile: (212) 758-3833).  A copy of the APA may be obtained by making a request to King & Spalding LLP, 1180 Peachtree Street, Atlanta, Georgia 30309, Attention: Missy Heinz.

Date: April , 2012	By Order of the Court
Atlanta, Georgia
KING & SPALDING LLP
Paul Ferdinands
Georgia Bar No. 258623
pferdinands@kslaw.com
W. Austin Jowers
Georgia Bar No. 405482
ajowers@kslaw.com
Jeffrey R. Dutson
Georgia Bar No. 637106
jdutson@kslaw.com
1180 Peachtree Street
Atlanta, Georgia 30309-3521
	Telephone:	(404) 572-4600
	Facsimile:	(404) 572-5131

COUNSEL FOR THE
DEBTORS IN POSSESSION

3